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                                                                   EXHIBIT 10.28

TRUST DEED

RELATING TO

Capital Notes

GOODMAN FINANCE LIMITED

as Issuer of the Capital Notes

AND

BURNS, PHILP & COMPANY LIMITED

as Guarantor and Issuer of Ordinary Shares in Redemption of Capital Notes

AND

THE NEW ZEALAND GUARDIAN TRUST COMPANY LIMITED

as Trustee

DATE 30 April 2003

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CONTENTS

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
1.     INTERPRETATION.....................................................................       1

       1.1        Definitions.............................................................       1
       1.2        Interpretation..........................................................       9
       1.3        Miscellaneous...........................................................      10
       1.4        Definitions in Conditions...............................................      11
       1.5        Non-Business Days.......................................................      11
       1.6        Changes in GAAP.........................................................      11

2.     ISSUE AND CONSTITUTION OF CAPITAL NOTES............................................      11

       2.1        Constitution of Capital Notes...........................................      11
       2.2        Further issue...........................................................      11
       2.3        Conditions of issue.....................................................      12
       2.4        Deed and Conditions binding.............................................      12
       2.5        Payment of Issue Price..................................................      12
       2.6        Form of Capital Notes and Holding Certificates..........................      12
       2.7        Covenant to observe the Deed and Conditions.............................      13
       2.8        Noteholder absolute owner...............................................      14
       2.9        Cancellation on redemption .............................................      14
       2.10       Validity of issued Capital Notes........................................      14
       2.11       Payment of brokerage or commission - issue at discount or premium.......      14
       2.12       Unclaimed payments......................................................      14
       2.13       Reinstatement...........................................................      15
       2.14       Further issues..........................................................      15

3.     SUBORDINATION AND STATUS OF CAPITAL NOTES..........................................      15

       3.1        Status and subordination................................................      15
       3.2        Subordinated contingent debt............................................      15
       3.3        Other indebtedness permitted............................................      16
       3.4        No subordination of Trustee's entitlement...............................      16
       3.5        Trust...................................................................      16
       3.6        No Set-off..............................................................      16
       3.7        Contracts (Privity) Act 1982............................................      16
       3.8        Enforcement by Trustee..................................................      17
       3.9        Distribution on Liquidation.............................................      17
       3.10       Reliance on Liquidator..................................................      18
       3.11       Termination of trusts...................................................      18
       3.12       Permitted payments and receipts.........................................      18
       3.13       Permitted proceedings...................................................      18
       3.14       Commencement of Liquidation.............................................      19
       3.15       Interest payable following Commencement of Liquidation..................      19
       3.16       Permitted payments......................................................      19

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
4.     THE REGISTER.......................................................................      19

       4.1        Establish and maintain Register.........................................      19
       4.2        Details on Register.....................................................      19
       4.3        Inspection of Register..................................................      20
       4.4        Change in details.......................................................      20
       4.5        Recognition of transmission of Capital Notes............................      20
       4.6        Registration of transmission of Capital Notes...........................      20
       4.7        Joint Noteholders.......................................................      20
       4.8        Register conclusive.....................................................      21
       4.9        Conflict between Register and Holding Certificates......................      21

5.     WARRANTIES AND COVENANTS...........................................................      21

       5.1        Representations and warranties..........................................      21
       5.2        Company covenants.......................................................      22
       5.3        Financial Covenant......................................................      24
       5.4        BPC Covenants...........................................................      24
       5.5        Accounts and reports of directors.......................................      25
       5.6        Nature of Company's Accounts............................................      27
       5.7        Auditors................................................................      27

6.     TRUSTEE'S POWER TO REMEDY AND WAIVE................................................      27

       6.1        Trustee may remedy......................................................      27
       6.2        Waiver by Trustee.......................................................      27

7.     APPOINTMENT OF AND POWERS AND DISCRETIONS OF TRUSTEE...............................      27

       7.1        Appointment.............................................................      27
       7.2        Powers..................................................................      27
       7.3        Discretion to consult Noteholders.......................................      30
       7.4        Trustee's right to be indemnified.......................................      30
       7.5        Trustee may concur in modification......................................      30
       7.6        Fiduciary relationship..................................................      31

8.     MEETINGS OF NOTEHOLDERS............................................................      32

       8.1        Regulations of meetings.................................................      32
       8.2        Represent Noteholders...................................................      32

9.     INDEMNITY OF TRUSTEE...............................................................      32

10.    RETIREMENT, REMOVAL AND NEW APPOINTMENT OF TRUSTEE.................................      32

       10.1       Retirement of Trustee...................................................      32
       10.2       Appointment of new Trustee..............................................      33

11.    TRUSTEE'S REMUNERATION AND EXPENSES................................................      33

       11.1       Basic remuneration......................................................      33
       11.2       Expenses................................................................      33
       11.3       Liability not terminated................................................      34

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
12.    DISCLOSURE OF INFORMATION..........................................................      34

13.    NOTICES............................................................................      34

14.    DISCHARGE OF DEED..................................................................      35

15.    INVALIDITY.........................................................................      35

16.    GOVERNING LAW AND JURISDICTION.....................................................      35

       16.1       Governing Law...........................................................      35
       16.2       Jurisdiction............................................................      36
       16.3       Process Agent...........................................................      36

SCHEDULE 1:  FORM OF CAPITAL NOTE HOLDING CERTIFICATE.....................................      38

SCHEDULE 2:  CONDITIONS OF THE CAPITAL NOTES..............................................      42

SCHEDULE 3:  MEETING OF NOTEHOLDERS.......................................................      58

SCHEDULE 4: EXISTING JOINT VENTURES.......................................................      66

                                                                             iii

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This TRUST DEED is made on 30 April

BETWEEN              (1)    GOODMAN FINANCE LIMITED (the COMPANY)

AND                  (2)    BURNS, PHILP & COMPANY LIMITED (ABN 65 000 000 359)
                            (BPC)

AND                  (3)    THE NEW ZEALAND GUARDIAN TRUST COMPANY LIMITED
                            (the TRUSTEE)

INTRODUCTION

(A)      The Company will issue Capital Notes constituted under this Deed.

(B) BPC, and certain of its subsidiaries, have agreed to guarantee all indebtedness of the Company under this Deed. BPC has further agreed to provide for the issue of shares of BPC in redemption of the Capital Notes in the circumstances described in this Deed.

(C) The Securities Act 1978 and Securities Regulations 1983 require the appointment of a trustee in respect of the Capital Notes and the execution by the Company, BPC and the Trustee of a trust deed.

(D) The Trustee has agreed to act as trustee on behalf of the Noteholders in accordance with this Deed.

(E) The Capital Notes are unsecured, subordinated indebtedness of the Company. The claims of the Noteholders will, in any liquidation, bankruptcy, reorganisation, insolvency, receivership or similar proceeding for the benefit of creditors of the Company, rank ahead of shareholders of the Company, but behind the claims of all other creditors of the Company, other than creditors who have agreed to rank subordinate to the obligations of the Company under the Capital Notes, or pari passu with such obligations.

IT IS AGREED

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Deed, unless the context otherwise requires:

         ACCRUED INTEREST has the meaning set out in the Conditions;

         APPROVED CHARTERED ACCOUNTANT means KPMG or any other firm of chartered accountants acceptable to the Trustee which, for the avoidance of doubt, shall be deemed to include any accountant which has been approved by the Facility Agent to act in the equivalent role under the Senior Facility Agreements;

         ASSOCIATE means:

         (a)      each Existing Joint Venture; and

         (b) any other corporation, partnership, joint venture, trust or other entity that BPC is required by GAAP to recognise in its accounts on an equity accounting basis;

         A$ means the lawful currency of Australia;

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         AUDITORS means the auditors for the time being appointed by the
         Company;

         AUSTRALIAN STOCK EXCHANGE means the Australian Stock Exchange or any alternative or substitute market for Ordinary Shares or other arrangement in Australia on or through which Ordinary Shares may be freely traded and which is generally regarded as the principal market or arrangement for the trading of Ordinary Shares in Australia;

         BUSINESS DAY means a day (other than a Saturday or Sunday) on which banks generally are open for business in Auckland and Sydney;

         CALCULATION DATE means each Quarter Date in each year commencing with the Quarter Date falling on 30 September 2003;

         CAPITAL NOTES means the unsecured, subordinated capital notes in an aggregate Principal Amount not exceeding $250,000,000, constituted by this Deed and which are for the time being outstanding and includes the relevant Conditions applicable to such capital notes but, unless the context requires otherwise, does not include any Further Capital Notes;

         COMMENCEMENT OF LIQUIDATION means the commencement of Liquidation under section 241(5) or section 317 of the Companies Act 1993, as the case may be, or under any similar legislation under which the Company, BPC or any of its Subsidiaries will cease to be duly incorporated or to validly exist or the date on which a statutory manager is appointed to the Company, BPC or any of its Subsidiaries under the Corporations (Investigations and Management) Act 1989 and includes any analogous proceedings in any other jurisdiction;

         CONDITIONS means the terms and conditions (including, where appropriate, New Conditions) from time to time applicable to the Capital Notes in the form set out in Schedule 2 (as modified from time to time in accordance with this Deed);

         COST SAVINGS means:

         (a) an initial amount of A$50,000,000 in respect of the acquisition of shares in Goodman Fielder Limited and an initial amount of A$8,000,000 in respect of the acquisition of the Fleischmann business unit from Kraft Foods International Inc., as each such amount is reduced on each Calculation Date by the total annualised realised cost savings achieved in the quarter ending on that Calculation Date from the integration of Goodman Fielder Limited and the Fleischmann business unit into the Group, which realised cost savings and reductions have been verified by an Approved Chartered Accountant and a copy of that review has been delivered to the Trustee, provided that:

                  (i) the amount in respect of the acquisition of shares in Goodman Fielder Limited and integration of Goodman Fielder Limited into the Group, shall reduce to zero by the date which is 12 months after Goodman Fielder Limited becomes a wholly-owned Subsidiary of BPC; and

                  (ii) the amount in respect of the acquisition and integration of the Fleischmann business unit into the Group, shall reduce to zero on the date which is 12 months after the earlier of the date BPC receives all Brazilian anti-trust approvals required in relation to the acquisition of the Fleischmann business unit and 30 June 2003; and

         (b) in relation to any acquisition (other than an acquisition referred to in paragraph (a)), an amount in respect of a cost saving plan (including the amount, time frame and anticipated milestone dates for any cost savings) agreed between BPC and the Trustee in relation to that acquisition;

         DEEDS OF GUARANTEE means each deed of guarantee entered into by Subsidiaries of BPC in support of the Company's obligations under this Deed (including, without limitation, in respect of the Capital Notes) and DEED OF GUARANTEE means each of them;

         EBIT means for the Group for a period, an amount equal to the consolidated net profit after tax of the Group for the period that would be disclosed by consolidated financial statements of the Group if they were prepared in accordance with GAAP as at the last day of that period, after:

         (a)      deducting an amount equal to:

                  (i) profits relating to unrealised revaluations included in consolidated net profit after tax;

                  (ii) profits realised on the sale or other disposition of any asset not manufactured or acquired for disposal in the ordinary course of ordinary business or which is unusual in nature; and

                  (iii) unrealised exchange gains included in consolidated net profit after tax; and

         (b)      adding back an amount equal to:

                  (i) the provision for income tax and other taxation (if any) levied in Australia or anywhere else on or by reference to income or profits relating to that period;

                  (ii)     the Net Interest Expense for that period;

                  (iii) losses realised on the sale or other disposition of any asset not manufactured or acquired for disposal in the ordinary course of ordinary business or which is unusual in nature (including as a result of revaluations), to the extent that those losses have been charged against that profit;

                  (iv)     unrealised exchange losses relating to that period;

                  (v)      any Restructuring Costs;

                  (vi) any incremental annualised realised cost savings relating to that period that have been reviewed and verified by an Approved Chartered Accountant (provided that in relation to cost savings described in sub-paragraphs (a)(i) and (ii) of the definition of Cost Savings, such incremental annualised realised cost savings shall reduce to zero with effect from the applicable date in sub-paragraph (a)(i) and (ii) respectively); and

                  (vii)    outside equity interests relating to that period.

         For the purposes of calculating EBIT for any Subsidiary or business acquired in any period, provided such EBIT has been verified by an Approved Chartered Accountant and a copy of that review is delivered to the Trustee, EBIT will be adjusted to take into account the effects of any acquisitions made during the period. The adjustments will be made on the basis that the acquired Subsidiary or business had been acquired on the first day of the period and the EBIT for that acquired Subsidiary or business for the whole of the period was included in the EBIT of the Group for that period.

         EBITDA means for the Group for a period, the sum of:

         (a)      EBIT for the Group for that period; and

         (b) depreciation and amortisation on fixed and other assets (including goodwill) of the Group on a consolidated basis during that period;

         that would be disclosed by consolidated financial statements of the Group if they were prepared in accordance with GAAP as at the last day of that period.

         ELECTION DATE has the meaning set out in the Conditions;

         EVENT OF DEFAULT means, in relation to a Senior Creditor Agreement:

         (a) if that term is defined in the Senior Creditor Agreement, the meaning given to that term;

         (b) if there is no such definition in that Senior Creditor Agreement, a default, event or circumstance which occurs under that Senior Creditor Agreement which results in the indebtedness of a Group Member to that Senior Creditor being accelerated in accordance with its terms;

         EXISTING JOINT VENTURE means a joint venture described in Schedule 4 to this Deed;

         EXISTING SENIOR LOAN AGREEMENTS means:

         (a) the senior funding agreement dated 2 August 2001 made between BPC, the entities listed in schedule 1 to that agreement, Credit Suisse First Boston, Melbourne Branch, The Toronto-Dominion Bank and the financial institutions listed in schedule 2 to that agreement, as amended;

         (b) the term loan facility agreement dated 2 August 2001 made between BPC, the entities listed in schedule 1 to that agreement, Credit Suisse First Boston, Melbourne Branch and the financial institutions listed in schedule 2 to that agreement; and

         (c) the revolving loan facility agreement dated 2 August 2001 made between BPC, the entities listed in schedule 1 to that agreement, Credit Suisse First Boston, Melbourne Branch and the financial institutions listed in schedule 2 to that agreement;

         EXTRAORDINARY RESOLUTION means a resolution passed at a meeting of the Noteholders duly convened and held by a majority consisting of not less than three-quarters of the votes cast on that resolution or, if a poll is required, by not less than three-quarters of the votes cast on the poll;

         FACILITY AGENT means Credit Suisse First Boston, Melbourne Branch;

         FURTHER CAPITAL NOTES means capital notes evidencing indebtedness of the Company constituted by a Supplemental Deed in accordance with clause 2.2 or the amount of such capital notes for the time being outstanding or, as the context may require, a specific number of such capital notes;

         GAAP means:

         (a) in relation to the Company, generally accepted accounting practice as such term is defined in section 3 of the Financial Reporting Act 1993; and

         (b) in relation to BPC or the Group means, generally accepted accounting principles in Australia consistently applied;

         GROUP means BPC, the Subsidiaries and the Associates of BPC from time to time;

         GROUP MEMBER means BPC and any Subsidiary of BPC from time to time;

         GUARANTOR means each of BPC and each wholly owned Subsidiary of BPC incorporated in Australia, New Zealand or the United States which has gross revenues from non-Group Members of greater than A$10,000,000 (or equivalent) in a financial year as disclosed in its most recent annual accounts and includes any new guarantor which accedes to any Deed of Guarantee in accordance with the terms of the relevant Deed of Guarantee (in each case to the extent not subsequently released in accordance with the terms of the relevant Deed of Guarantee);

         HOLDING CERTIFICATE means a holding certificate issued by the Company in, or substantially in, the form set out in Schedule 1 setting out the information required under Rules 11.2.1 and 11.2.5 of the Listing Rules and having a summary of the Conditions endorsed on, or attached to, that holding certificate and any holding certificate, acknowledgement, receipt or other written evidence issued in replacement of, or substitution for, any such holding certificate;

         INSOLVENCY EVENT means, in respect of a person:

         (a) an order being made, or the person passing a resolution, for its winding up, dissolution or deregistration;

         (b) an application being made to a court for an order for protection from creditors or for its reorganisation, winding up, dissolution or deregistration, unless the application is withdrawn or dismissed within 5 Business Days;

         (c) an administrator, statutory manager, liquidator or analogous person being appointed to the person;

         (d) that person enters into a scheme of arrangement, composition with, or assignment for the benefit of, its creditors (or any class of them) or proposes a moratorium in relation to its creditors (or any class of them);

         (e)      (i)      the person resolving to appoint a controller or
                           analogous person to the person or any of the person's property;

                  (ii) an application being made to a court for an order to appoint a controller, provisional liquidator, trustee for creditors or in bankruptcy or analogous person to the person or any of the person's property, unless the application is withdrawn or dismissed within 5 Business Days; or

                  (iii) an appointment of the kind referred to in subparagraph (ii) being made (whether or not following a resolution or application);

         (f) the holder of a security interest taking possession of any of the person's property;

         (g) the person being taken under section 458F(1) of the Corporations Act 2001 or section 287 of the Companies Act 1993 (as applicable) to have failed to comply with a statutory demand;

         (h)      the person:

                  (i) suspending payment of its debts, ceasing (or threatening to cease) to carry on all or a material part of its business, stating that it is unable to pay its debts as they fall due or being or becoming otherwise insolvent; or

                  (ii) being taken by applicable law to be (or if a court would be entitled or required to presume that the person is) unable to pay its debts as they fall due or otherwise insolvent;

         (i) the process of any court or authority being invoked against the person or any of its property to enforce any judgment or order for the payment of money or the recovery of any property;

         (j) the person taking any step that could result in the person becoming an insolvent under administration (as defined in section 9 of the Corporations Act 2001);

         (k) the person taking any step toward entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors; or

         (l)      any analogous event in any relevant jurisdiction;

         INTEREST DATE has the meaning set out in the Conditions;

         INTEREST RATE has the meaning set out in the Conditions;

         ISSUE PRICE means, in relation to a Capital Note and from time to time, the price determined by the Company for the issue of that Capital Note which may be set at a premium or discount to the Principal Amount of the Capital Note and may differ in respect of different Capital Notes;

         LIQUIDATION means, in relation to the Company, BPC or any of its Subsidiaries, either:

         (a) the process of liquidation provided for in Part XVI of the Companies Act 1993; or

         (b) any analogous procedure following which the Company, BPC or any of its Subsidiaries, as the case may be, will cease to validly exist, or be duly incorporated, except for the purposes of, and followed by, a reconstruction or an amalgamation (not including or arising out of insolvency) of the Company, BPC or any of its Subsidiaries provided that, upon such reconstruction or amalgamation, the successor to the Company, BPC or any of its Subsidiaries assumes the obligations of the Company, BPC or any of its Subsidiaries under this Deed and the terms of the Capital Notes, and that the form of the restructuring or amalgamation has been approved by Extraordinary Resolution; or

         (c) its becoming subject to statutory management under the Corporations (Investigation and Management) Act 1989;

         LIQUIDATION AMOUNT has the meaning set out in the Conditions;

         LIQUIDATOR means, in relation to the Company, any official in whom management of the Company may become vested for the purposes of liquidating its assets and repaying its debts and administering to the eventual cessation of its business and shall include a statutory manager;

         LISTING RULES means:

         (a) in relation to the Company, the listing rules of the New Zealand Stock Exchange in force from time to time; and

         (b) in relation to BPC, the listing rules of the Australian Stock Exchange in force from time to time;

         LTM EBITDA means, for a period, the aggregate EBITDA for that period plus Cost Savings for that period;

         NET INTEREST EXPENSE means for the Group for a period, Total Interest Expense for the Group for that period less interest income of the Group over that period, calculated on a consolidated basis in accordance with GAAP;

         NET TOTAL DEBT means, on any day, the Total Debt on that day less the sum of the amount of cash held on that day by:

         (a)      BPC; or

         (b) any other Group Member, to the extent that there is no legal, contractual or other restriction on the ability of BPC to readily procure that the cash is transferred to BPC or a Guarantor;

         NEW CONDITIONS has the meaning set out in the Conditions;

         NEW ZEALAND STOCK EXCHANGE means the New Zealand Stock Exchange or any alternative or substitute market for Ordinary Shares or other arrangement in New Zealand on or through which Ordinary Shares may be freely traded and which is generally regarded as the principal market or arrangement for the trading of Ordinary Shares in New Zealand;

         NOTEHOLDER means, at any time, in relation to a Capital Note, the person named in the Register as the holder of the Capital Note;

         ORDINARY SHARES means fully paid ordinary shares in BPC of the class on issue at the date of this Deed or the shares which result if such ordinary shares in BPC are at any time subdivided, consolidated or reclassified after the date of this Deed;

         POTENTIAL EVENT OF DEFAULT means, in relation to a Senior Creditor
         Agreement:

         (a) if that term is defined in the Senior Creditor Agreement, the meaning given to that term;

         (b) if there is no such definition in that Senior Creditor Agreement, an event or circumstance which with the passage of time, or the giving of notice or both would become an Event of Default;

         PRINCIPAL AMOUNT means, in relation to a Capital Note, the principal amount of such Capital Note as recorded in the Register;

         PROXY CLOSING TIME means 48 hours before the time appointed for commencement of the relevant meeting of Noteholders or the taking of a poll of Noteholders;

         QUARTER DATE means 31 March, 30 June, 30 September and 31 December in each year;

         QUARTER PERIOD means a period from a Quarter Date and ending on the next Quarter Date;

         REGISTER means the register of Capital Notes to be established and maintained in accordance with this Deed;

         REGISTRAR means the person appointed by the Company to maintain the Register;

         RESTRUCTURING COSTS means, in respect of any period, costs and expenses incurred by the Group during that period in relation to restructuring (including, for the avoidance of doubt, all costs and expenses relating to redundancy, closure and make good costs, asset relocation costs not capable of capitalisation, consultant fees and asset write downs) provided such costs have been verified by an Approved Chartered Accountant and a copy of that review has been delivered to the Trustee;

         SENIOR CREDITOR AGREEMENT means any agreement or document governing the terms of any indebtedness of a Group Member to a Senior Creditor;

         SENIOR CREDITORS has the meaning set out in the Conditions;

         SENIOR FACILITY AGREEMENTS means each of the financing arrangements entered into by BPC and various subsidiaries of BPC in February and March 2003 in connection with the funding of the acquisition of Goodman Fielder Limited;

         SUBSIDIARY means in relation to an entity, another entity which is:

         (a) a subsidiary of the first within the meaning of Part 1.2 Division 6 of the Corporations Act (Cwlth) or;

         (b) a subsidiary of the first within the meaning of section 5 of the Companies Act 1993; or

         (c) a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting standard;

         SUPPLEMENTAL DEED means a deed supplemental to this Deed under which any Further Capital Notes are constituted;

         TOTAL DEBT means, on any date, the gross amount of all financing liabilities of the Group on that date (including for the avoidance of doubt, the liabilities in relation to the Capital Notes and any other financing liabilities that rank pari passu with or ahead of the Capital Notes), calculated on a consolidated basis in accordance with GAAP, including:

         (a)      the redemption amount of all debt instruments;

         (b) the principal amount of all finance leases and hire purchase agreements;

         (c) the redemption amount of all redeemable shares issued by a Group Member; and

         (d) all other liabilities that are required by GAAP to be treated as financing liabilities;

         TOTAL INTEREST EXPENSE means for the Group for a period, the gross amount of all interest and financing costs incurred by the Group over that period, calculated on a consolidated basis in accordance with GAAP, after taking into account all realised losses and profits on foreign currency borrowings and financing transactions (other than amounts transferred to foreign currency translation reserves), including:

         (a) the amount of all discounts and similar allowances on the issue or disposal of debt instruments;

         (b) all finance charges under finance leases and hire purchase agreements;

         (c) the amount of all dividends paid or payable on redeemable shares issued by any Group Member; and

         (d) all other expenses and amounts that are required by GAAP to be treated as an interest or financing cost other than amortisation of loan establishment costs,

         but excluding:

         (e) interest and financing costs on money borrowed or raised to acquire, develop or improve fixed assets, to the extent that they have been capitalised in the accounts of the Group; and

         (f) interest and financing costs on the redeemed USD100,000,000 aggregate amount of 5 1/2 Guaranteed Subordinated Convertible Bonds issued by Burns Philp Treasury (Europe) BV and the redeemed USD100,000,000 aggregate amount of Conversion Bonds issued by BPC;

         (g) the make whole premium on existing financial accommodation of Goodman Fielder Limited;

         (h) any realised costs of closing out a Treasury Transaction that are incurred in connection with the refinancing of the Existing Senior Loan Agreements or any acquisition of a Subsidiary or business after 4 March 2003;

         (i) any dividends paid during the period on the converting preference shares issued by BPC prior to the date of this Deed (up to conversion); and

         (j) any non-cash items included in interest in the most recent statement of the financial performance of the Group;

         TRANCHE means either the Five Year Notes, the Eight Year Notes or both of them as the case may be;

         TREASURY TRANSACTION means any foreign exchange agreement, currency or interest purchase agreement, interest rate swap, cap or collar agreement, currency swap agreement, currency and interest rate future or option contract and other similar agreement (whether entered into before, on or after the date of this agreement); and

         UNPAID INTEREST has the meaning set out in the Conditions.

1.2      INTERPRETATION

         Except to the extent that the context otherwise requires, any reference in this Deed (including in the Conditions) to:

         BORROWED MONEY means any indebtedness for or in respect of money borrowed or raised by whatever means (including acceptances, deposits, finance leases, debt factoring with recourse and the issue of redeemable preference shares) or for the deferred purchase price of assets and services (other than assets or services supplied in the ordinary course of business on normal trade terms);

         the CAPITAL NOTES shall be interpreted as a reference to all Capital Notes or, as the context may require, to each Tranche of Capital Notes;

         a CLAUSE or SCHEDULE is a reference to a clause of, or the schedule to, this Deed;

         a COMPANY means any company or body corporate wherever incorporated or domiciled and, where the context so permits, includes an individual;

         INDEBTEDNESS includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money;

         LAW means all laws, statutes, regulations and ordinances of New Zealand and all judgments, decrees, injunctions, writs and orders of any New Zealand court;

         FINANCIAL STATEMENTS includes statements of financial position, financial performance, movements in equity and cashflows, and the notes relating to any such statements, and CONSOLIDATED FINANCIAL STATEMENTS has a corresponding meaning;

         MONTH means calendar month;

         a NOTEHOLDER or the NOTEHOLDERS shall be interpreted as a reference to all Noteholders or, as the context may require, the holders of a particular Tranche of Capital Notes;

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         OUTSTANDING means, in relation to Capital Notes, all the Capital Notes as from time to time have been issued in accordance with this Deed other than:

         (a) those which have been repaid or redeemed in accordance with this Deed and the relevant Conditions; and

         (b) those which have been purchased and surrendered for cancellation and in respect of which notice of cancellation has been given to the Registrar;

         PERSON includes an individual, firm, company, corporation or unincorporated body of persons, organisation or trust, and any state or government agency, in each case whether or not having a separate legal personality;

         TAX includes any present or future tax, levy, impost, duty, rate, charge, fee, deduction or withholding of any nature and whatever called, imposed or levied by any government or governmental agency; and

         WRITTEN and IN WRITING includes all means of reproducing words in a tangible and permanently visible form.

1.3      MISCELLANEOUS

         (a)      DEFINITIONS IN COMPANIES ACT 1993 AND SECURITIES ACT 1978

                  Except where otherwise expressly provided in this Deed, words defined in the Companies Act 1993 or the Securities Act 1978 have the same meanings in this Deed.

         (b)      HEADINGS

                  The introduction to, and each heading in this Deed, is inserted for convenience only and is to be ignored in construing this Deed.

         (c)      PLURAL, SINGULAR AND GENDER REFERENCES

                  Unless the context otherwise requires, words denoting the singular number only are to include the plural and vice versa and words denoting any gender are to include all genders.

         (d)      REFERENCES TO LEGISLATION

                  References to any legislation or to any provision of any legislation are deemed to be references to that legislation or provision as from time to time amended, re-enacted or substituted.

         (e)      MODIFIED, NOVATED, SUPPLEMENTED, VARIED AND REPLACED DOCUMENT

                  References to any document (however described) will include references to such document as modified, novated, supplemented, varied or replaced from time to time.

         (f)      SCHEDULES

                  Each schedule has the same form and effect as if set out in the body of this Deed.

         (g)      REFERENCES TO TIME

                  Anything which may be done at any time may also be done from time to time.

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1.4      DEFINITIONS IN CONDITIONS

         Words and expressions defined in the Conditions and not otherwise defined in this Deed have the same meanings where used in this Deed unless the context otherwise requires.

1.5      NON-BUSINESS DAYS

         Anything which is required by this Deed or the Conditions to be done on, or as of, a day which is not a Business Day is to be done on, or as of, the next Business Day.

1.6      CHANGES IN GAAP

         The parties acknowledge that changes in GAAP after the date of this Deed may make the operation of clauses 5.3, 5.5 and 5.6, the defined terms in clause 1.1, or another clause in this Deed that refers to GAAP, inappropriate. If the Company or the Trustee considers that this has occurred and notifies the other of them to that effect (the NOTIFICATION DATE), the Company and the Trustee agree to make appropriate amendments to the affected clause or definition. If the Company and the Trustee fail to agree on the appropriate amendments to the affected clause or definition within 20 Business Days of the Notification Date, then the Company's compliance with such affected clause or definition shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until such notification is withdrawn or such clause or definition is amended in a manner satisfactory to the Company and the Trustee.

2.       ISSUE AND CONSTITUTION OF CAPITAL NOTES

2.1      CONSTITUTION OF CAPITAL NOTES

         The Company may, from time to time, constitute and issue Capital Notes in accordance with this Deed.

2.2      FURTHER ISSUE

         With the consent of the Trustee, the Company may, from time to time, without the consent of the Noteholders create and issue Further Capital Notes, subject to this Deed, either:

         (a)      RANKING PARI PASSU WITH CAPITAL NOTES

                  on the same terms as the initial offer of Capital Notes in all respects (or in all respects except for the Interest Rate, Interest Dates and the Election Date) so as to form a single issue with the Capital Notes; or

         (b)      ON OTHER TERMS

                  upon such other terms as to interest rates or payment dates, redemption, ranking (whether in Liquidation or otherwise), premium, discount and otherwise as the Company may determine at the time of issue.

           Any Further Capital Notes are to be constituted by a Supplemental Deed executed by the Company, BPC and the Trustee in a form agreed by them. The consent of the Trustee shall not be required in relation to any issue of capital notes which are not subject to this Deed.

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2.3      CONDITIONS OF ISSUE

         Each Capital Note is to be issued subject to the Conditions in accordance with this Deed. The conditions applicable to Further Capital Notes are to be in the form set out or referred to in the relevant Supplemental Deed.

2.4      DEED AND CONDITIONS BINDING

         This Deed and the Conditions are binding on the Company, BPC, the Trustee, the Noteholders and all persons claiming through or under them respectively and the Capital Notes are to be held subject to this Deed and the Conditions and, in relation to the initial issue of Capital Notes, each Deed of Guarantee.

2.5    PAYMENT OF ISSUE PRICE

         (a)      PAYMENT ON APPLICATION

                  Each applicant for Capital Notes must pay to the Company, upon application, the Issue Price for the Capital Notes set out in his or her application for Capital Notes.

         (b)      ISSUE OF CAPITAL NOTES

                  Following receipt of the Issue Price for Capital Notes, subject to acceptance of that application by the Company in full or in part, the Company must issue that Noteholder with the appropriate Principal Amount of Capital Notes for which the application is accepted as soon as practicable after the date on which it received payment of the Issue Price.

         (c)      CLEARED FUNDS

                  The Company is not obliged to pay Accrued Interest to a Noteholder (or the Trustee on its behalf) under this Deed unless and until the Noteholder has paid in full and in cleared funds the Issue Price for the Capital Notes issued to him or her. The Company may also (but need not) forfeit any Capital Notes issued to a Noteholder if that Noteholder does not pay the Issue Price in full and cleared funds for the relevant Capital Notes. Any Capital Notes forfeited under this clause may be cancelled or transferred by the Company to any person or persons.

2.6      FORM OF CAPITAL NOTES AND HOLDING CERTIFICATES

         Capital Notes will be issued in uncertificated book entry form in a minimum denomination of $5000 for each Tranche (and thereafter in multiples of $1000 for each Tranche) by entry of the details specified in clause 4.2 on the Register. The Company may issue to each initial Noteholder, and to each subsequent Noteholder within five Business Days after he or she is transferred a Capital Note in accordance with this Deed, a Holding Certificate in respect of his or her Capital Notes.

         Each Holding Certificate must:

         (a) be and remain subject to the Conditions applicable from time to time;

         (b) have endorsed on it a summary of the relevant Conditions as at the date of issue; and

         (c) be numbered sequentially and be transferable on registration of the relevant details on the Register as set out in the Conditions.

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         Subject to the Conditions, the Company may, upon such terms (if any)
         that it determines, issue to a Noteholder:

         (d)      SUBSTITUTE HOLDING CERTIFICATE

                  a new Holding Certificate in substitution for one issued in an incorrect form, or for an incorrect principal amount of Capital Notes, or otherwise containing incorrect terms or Conditions;

         (e)      MULTIPLE HOLDING CERTIFICATES

                  several new Holding Certificates in substitution for a single Holding Certificate and vice versa;

         (f) SUBSTITUTION IN PART a new Holding Certificate in part substitution for a Holding Certificate where some (but not all) of the Capital Notes represented by the latter Holding Certificate are cancelled, redeemed, redeemed by the issue of Ordinary Shares or transferred, or the subject of a transmission, in accordance with this Deed and the Conditions; and

         (g)      NEW CONDITIONS

                  a new Holding Certificate where the Noteholder of a Capital Note has, or is deemed to have, accepted the New Conditions offered by the Company in relation to that Capital Note as soon as practicable following the relevant Election Date.

2.7      COVENANT TO OBSERVE THE DEED AND CONDITIONS

         (a)      INDEBTEDNESS

                  The Company acknowledges its indebtedness to each Noteholder, and to the Trustee on behalf of the Noteholders, in relation to the payment or repayment of the Principal Amount of, and interest and any other amount payable under, each Capital Note upon and subject to this Deed. The Company covenants to pay all amounts in relation to the Capital Notes to, or as directed by, the Trustee.

         (b)      COMPLIANCE

                  Each of the Company and BPC covenants with the Trustee that it will comply with, perform and observe all the provisions of this Deed and the Conditions.

         (c)      PAYMENT IN SATISFACTION OF OBLIGATIONS

                  Each payment in respect of the Capital Notes duly made to the Noteholders or the Trustee, and every issue of Ordinary Shares in redemption of the Capital Notes duly made in accordance with the Conditions, will be in satisfaction, to the extent of the amount paid, of the relevant obligation of the Company to the Noteholders and the Trustee under this Deed.

         (d)      BENEFIT OF COVENANTS

                  The Trustee is to take and hold the benefit of the covenants given to it by the Company and BPC under this Deed, and those of the Guarantors under the Deeds of Guarantee, in respect of the Capital Notes (other than those covenants intended to be for the benefit of the Trustee for its own account) for the Noteholders generally.

2.8      NOTEHOLDER ABSOLUTE OWNER

         Subject to clause 4.5, each of the Company, BPC and the Trustee is, notwithstanding any notice to the contrary, entitled to treat the Noteholder of any Capital Note as its absolute and beneficial owner and is not required to recognise any trust or equity or security interest affecting such ownership (except as required by law or order of any competent court).

2.9 CANCELLATION ON REDEMPTION (BY WAY OF PAYMENT OF CASH OR ISSUE OF ORDINARY SHARES) OR PURCHASE

         Each Capital Note which is redeemed by the issue of an Ordinary Share or for cash in accordance with this Deed and the Conditions is and will be deemed to be cancelled, and neither the Company, BPC nor the Trustee will have any further liabilities or obligations in respect of that Capital Note or the relevant Noteholder. Each of BPC and its Subsidiaries may, subject to and in accordance with the Listing Rules and BPC's or the relevant Subsidiary's constitutional documents, at any time purchase a Capital Note for its own account. Each Capital Note so purchased by BPC or a wholly owned Subsidiary of BPC will be cancelled and neither the Company, BPC nor the Trustee will have any further liabilities or obligations in respect of that Capital Note or the relevant Noteholder.

2.10     VALIDITY OF ISSUED CAPITAL NOTES

         Neither the Trustee nor any person named as a Noteholder in any Holding Certificate in relation to any Capital Note need be concerned or obliged to enquire whether any Capital Note purporting to be evidenced by the Register or a Holding Certificate has been issued in accordance with this Deed, the Listing Rules or the Company's constitution. Each Capital Note issued for valuable consideration will be deemed to be validly issued and constituted by this Deed notwithstanding that the issue of such Capital Note was in breach of any provision of this Deed, but without prejudice to the Trustee's rights under or in accordance with this Deed against the Company in respect of any such breach.

2.11     PAYMENT OF BROKERAGE OR COMMISSION - ISSUE AT DISCOUNT OR PREMIUM

         The Company or BPC may pay a commission, procuration, application or issue fee or brokerage to any person or company in respect of subscribing for, underwriting the issue of, or obtaining subscriptions for the Capital Notes, and the Company may issue any Capital Note or Further Capital Note at a discount or premium to its Principal Amount.

2.12     UNCLAIMED PAYMENTS

         Any payment made by the Company, BPC or the Trustee to any Noteholder at its address last entered in the Register which is returned unclaimed and remains unclaimed by the person entitled to it during the 12 month period thereafter, must (unless the Company has in the interim received notice of a change of address to be entered in the Register and made payment to the Noteholder at this changed address) be held by the Company in a separate bank account (such bank account to be held with a bank, and on terms, as the Trustee shall reasonably require) for the Noteholder concerned without any liability to invest or pay interest on that amount. Unless otherwise required by law, any money not so claimed within a period of six years from the original date of payment may be retained by the Company or BPC together with accrued interest (if any), but less any deductions required by law and the Company or BPC, as the case may be, and the Trustee will have no further liability in respect of the amount concerned.

2.13     REINSTATEMENT

         If any payment made to the Trustee or to any Noteholder by or on behalf of the Company or BPC is avoided by law, such payment will be deemed not to have discharged or affected the liability of the Company or BPC, as the case may be, in respect of which that payment was made. In this circumstance, the Trustee, the Noteholder and the Company or BPC, as the case may be, will each be restored to the position in which it would have been, and will be entitled to exercise all the rights which each would have had, if such payment had not been made.

2.14     FURTHER ISSUES

         The Company may at any time prior to 1 January 2025, and by one or more issues, issue up to 2,000,000,000 of any class of ordinary, preferred or deferred shares without requiring the consent of the Trustee or the Noteholders.

3.       SUBORDINATION AND STATUS OF CAPITAL NOTES

3.1      STATUS AND SUBORDINATION

         Each Capital Note is the direct, unsecured, subordinated obligation of the Company and ranks equally without any preference with all other Capital Notes. In any distribution of assets by the Company in Liquidation (including by way of exercise of rights of set-off) or in any bankruptcy, reorganisation, insolvency, receivership or similar proceeding for the benefit of creditors, the rights of the Trustee and the Noteholders to the Principal Amounts of, and interest on, the Capital Notes, are to be subordinated to all moneys payable by the Company to Senior Creditors, so that in any such distribution or proceeding no payment will be made on account of the Principal Amount of, or interest on, the Capital Notes to the Trustee or the Noteholders until the Senior Creditors have been paid in full. The Trustee agrees, and, by purchasing a Capital Note, each Noteholder will be deemed to agree that:

         (a)      AGREEMENT TO ACCEPT LOWER PRIORITY

                  in accordance with section 313(3) of the Companies Act 1993, he or she is accepting a lower priority in respect of the debt represented by such Capital Note than that which it would otherwise have under section 313; and

         (b)      DEED TO TAKE EFFECT IN ACCORDANCE WITH ITS TERMS

                  nothing in section 313 of the Companies Act 1993 will prevent this Deed from having effect in accordance with its terms.

3.2      SUBORDINATED CONTINGENT DEBT

         In Liquidation, or in any bankruptcy, reorganisation, insolvency, receivership or similar proceeding for the benefit of creditors, neither the Trustee nor any Noteholder is entitled to prove for, or vote in respect of, the Principal Amount of nor interest on any Capital Note except as a debt which is subject to, and contingent upon, prior payment of the Senior Creditors in full.

3.3      OTHER INDEBTEDNESS PERMITTED

         Subject to clause 5, nothing in this Deed, prior to the Commencement of Liquidation of the Company or BPC, in any way restricts the right of the Company or BPC to incur indebtedness or issue obligations ranking in priority to, or pari passu with, or subordinate to, the indebtedness and obligations of the Company or BPC in respect of any Capital Notes. If any modification to this Deed or the Conditions, or any other documentation, consent or acknowledgement is necessary to give effect to such ranking, the Trustee must (at the Company's cost) execute any document reasonably required by the Company to give effect to this clause (which must be in a form and substance reasonably acceptable to the Trustee), and any such modification, consent or acknowledgement will be on behalf of, and bind, the Noteholders.

3.4      NO SUBORDINATION OF TRUSTEE'S ENTITLEMENT

         Nothing in this Deed or the Conditions subordinates or otherwise affects or prejudices, or defers in priority of payment, the payment of the costs, charges, expenses, liabilities, indemnified amounts, remuneration or other moneys payable to the Trustee (or any officer, employee or agent of the Trustee in its personal capacity (other than as a holder of Capital Notes)) as provided for, or referred to, in this Deed, all of which will be payable to the Trustee at the time and in the manner provided by this Deed.

3.5      TRUST

         Any payment or distribution, whether voluntarily or in any other circumstances, received by a Noteholder from or on account of the Company (including by way of credit, set off or otherwise but excluding any amount received under a Deed of Guarantee) or from the Liquidator or any receiver, manager or statutory manager of the Company in breach of this clause 3 is to be held by the relevant Noteholder in trust for, and to the order of, the Senior Creditors according to their respective rights and interests. The trust hereby created will, subject to clause 3.11, be for a term expiring on the earlier of the date on which all Senior Creditors have been paid in full or the date on which the Liquidator determines that the Company has no further assets with which to satisfy the claims of the creditors. Insofar as the trusts may be a security interest for the purposes of the Personal Property Securities Act 1999, the Trustee shall have no obligation whatsoever to register a financing statement in respect of that security interest under that Act or otherwise comply with that Act.

3.6      NO SET-OFF

         No Noteholder may set off against any amounts due in respect of any Capital Note held by that Noteholder, any amount held by that Noteholder to the credit of the Company, whether in an account, in cash or otherwise, nor any advances to, or debts of, the Company, nor any other amount owing by the Noteholder to the Company on any account whatsoever, nor may any Noteholder effect any reduction of the amount due to that Noteholder in relation to a Capital Note by merger of accounts or lien or the exercise of any other right, in all such cases, the effect of which set-off, merger, lien or exercise of such right is or may be to reduce the amount due in relation to that Capital Note in breach of this clause 3.

3.7      CONTRACTS (PRIVITY) ACT 1982

         (a)      BENEFIT OF SENIOR CREDITORS

                  For the purposes of the Contracts (Privity) Act 1982, but subject to (b) below, this clause 3 is intended to confer a benefit upon the Senior Creditors and to be enforceable by the Senior Creditors directly.

         (b)      AMENDMENTS BINDING ON SENIOR CREDITORS

                  For the purposes of section 6 of the Contracts (Privity) Act 1982, it is agreed that any amendments made to this Deed in accordance with clause 7.5 of this Deed shall be binding upon the Senior Creditors whether or not they have consented to such amendment.

3.8      ENFORCEMENT BY TRUSTEE

         (a)      ENFORCEMENT BY TRUSTEE ONLY

                  Subject to this clause 3, only the Trustee may enforce the provisions of the Capital Notes, this Deed or any Deed of Guarantee, and no Noteholder is entitled to proceed directly against the Company, BPC, or any Guarantor as the case may be, unless the

                  Company or BPC is in breach of this Deed and the Trustee fails to act (to the extent that it is able under this Deed) with respect to that breach in a reasonable time.

         (b)      CLAIMS BY NOTEHOLDERS

                  No Noteholder may claim or prove in the Liquidation of the Company or any Guarantor for any amount owing to him or her under any Capital Note, this Deed or any Deed of Guarantee to the extent that the Trustee has claimed or proved for, or has determined to claim or prove for, such amount in such Liquidation on behalf of such Noteholder, and any claim or proof made contrary to this clause must be withdrawn by such Noteholder.

         (c)      ENFORCEMENT BY NOTEHOLDERS

                  No Noteholder may proceed against the Company, BPC, any Guarantor, or the Trustee for the enforcement or performance of any provision of this Deed, the Conditions or any Deed of Guarantee that is solely for the benefit of the Trustee.

3.9      DISTRIBUTION ON LIQUIDATION

         Other than any amounts received by the Trustee under a Deed of Guarantee which will be applied in accordance with the terms of that Deed of Guarantee, any amount received by the Trustee under or in respect of this Deed or the Capital Notes in Liquidation or upon the Commencement of Liquidation and not paid to the Liquidator, or received by the Trustee in any bankruptcy, reorganisation, insolvency, receivership, or similar proceeding for the benefit of creditors, must be applied, and pending such application must be held by the Trustee upon trust to be applied, subject to any direction made by any court and except as required by law:

         (a)      TRUSTEE'S EXPENSES

                  first, in payment or retention of all costs, charges, expenses and liabilities incurred and payments made by or on behalf of the Trustee (or any officer, employee or agent of the Trustee) and of all remuneration, indemnified amounts and other moneys payable to the Trustee (or any officer, employee or agent of the Trustee) as provided or referred to in this Deed or the Deeds of Guarantee;

         (b)      SENIOR CREDITOR'S INDEBTEDNESS

                  secondly, in payment to the Company to be held by it upon trust, and immediately deposited in a separate account (the name of which indicates the terms of trust on which the account is held), to apply the same in or towards the discharge of all moneys payable by the Company to Senior Creditors according to their respective rights and interests;

         (c)      NOTEHOLDER'S INDEBTEDNESS

                  thirdly, subject to the indebtedness of the Company to Senior Creditors having been paid or satisfied or provided for in full, in or towards payment to each Noteholder, pari passu in proportion to the Principal Amounts of the Capital Notes held by him or her, of the aggregate Liquidation Amount and any interest payable in accordance with clause 3.15; and

         (d)      SURPLUS TO COMPANY

                  fourthly, in payment of the surplus (if any) of such moneys to the Company, or to such other person as may otherwise be lawfully entitled to those moneys.

3.10     RELIANCE ON LIQUIDATOR

         Following the Commencement of Liquidation, the Trustee will be entitled and is authorised to call for and to accept as conclusive evidence a certificate from the Liquidator for the time being regarding the amount of indebtedness to Senior Creditors which has not been satisfied or otherwise provided for and the Trustee shall be entitled to rely upon a statement in writing from the Liquidator to the effect that all such indebtedness has been satisfied or discharged.

3.11     TERMINATION OF TRUSTS

         The trusts contained in this Deed in favour of the Trustee and the Senior Creditors terminate on the date which is 80 years after the date of execution of this Deed, except to the extent that any interests under such trusts have vested at that date and without affecting the contractual rights and obligations of the Company and the Trustee under this Deed. Any amounts which would, but for this clause, have been held on trust for the Senior Creditors will be held on trust for the Company absolutely.

3.12     PERMITTED PAYMENTS AND RECEIPTS

         Subject to clause 3.16, until the Commencement of Liquidation, or the commencement of any bankruptcy, reorganisation, insolvency, receivership or similar proceeding for the benefit of creditors, the Company is entitled to pay, and a Noteholder or the Trustee or any other person on behalf of a Noteholder is entitled to receive payment from or on behalf of the Company of, any amount payable in respect of the Principal Amount of, or interest on, the Capital Notes or other amount payable in respect of the Capital Notes and the Trustee is entitled to pay any amounts to or for the benefit of the Noteholders or any other person on behalf of any Noteholders. The payment and receipt in compliance with the foregoing of any such amount will not constitute a breach of, or be subject to, clause 3.1 and such payment is to be received free of any obligation on the recipient of that payment to refund or return the same, or to hold the same in trust, in accordance with this Deed.

3.13     PERMITTED PROCEEDINGS

         Nothing in this Deed or the Deeds of Guarantee excludes, limits, defers or otherwise affects:

         (a)      PROCEEDINGS SEEKING DIRECTIONS FROM COURT

                  the right of the Trustee to seek directions from a court in accordance with the Securities Act 1978 or to take any other proceedings seeking the directions of, or guidance by, any court or other authority as to the performance of its functions and duties hereunder or otherwise in relation to this Deed; or

         (b)      PROCEEDINGS SEEKING DECLARATORY JUDGMENT

                  any proceedings taken by the Trustee or any Noteholder at any time seeking a judgment or order declaratory of the rights or obligations of any Noteholder or any party to this Deed; or

         (c)      OTHER PROCEEDINGS

                  the right of the Trustee or a Noteholder, in the circumstances expressly permitted by this Deed and the Conditions, to take any action permitted by this Deed.

3.14     COMMENCEMENT OF LIQUIDATION

         Upon the Commencement of Liquidation of the Company, and subject to this clause 3, the Capital Notes will cease to be capable of being redeemed by the issue of Ordinary Shares and the Principal Amount of the Capital Notes, together with all Accrued Interest and Unpaid Interest in respect of that amount, will become repayable and each Capital Note will be due to be redeemed for an amount equal to the Liquidation Amount of the Capital Note.

3.15     INTEREST PAYABLE FOLLOWING COMMENCEMENT OF LIQUIDATION

         Upon the Commencement of Liquidation of the Company, interest on the Capital Notes will cease to accrue. Nothing in this Deed limits the application of section 311 of the Companies Act 1993, and the Trustee and each Noteholder may, notwithstanding any provision in this Deed, claim for interest payable thereunder.

3.16     PERMITTED PAYMENTS

         The Company must not make any payment under this Deed if:

         (a) an Insolvency Event in relation to any Group Member has occurred, or if any such Insolvency Event would occur as a result of the payment being made; or

         (b) an Event of Default or Potential Event of Default under a Senior Creditor Agreement has occurred or if such an Event of Default or Potential Event of Default would occur as a result of the payment being made.

4.       THE REGISTER

4.1      ESTABLISH AND MAINTAIN REGISTER

         The Company shall appoint a Registrar and cause the Registrar to establish and maintain the Register in accordance with this Deed and all relevant legal requirements.

4.2      DETAILS ON REGISTER

         The Register must show:

         (a)      NAME AND ADDRESS

                  the name and address of each person registered as a Noteholder;

         (b)      ALLOTMENT DATE

                  the allotment date of each Capital Note;

         (c)      OTHER DETAILS

                  the Tranche, Principal Amount, Interest Rate, Interest Dates and Election Date applicable to each Capital Note;

         (d)      TRANSFERS

                  details of all transfers of the Capital Notes, including the date of registration of each transfer;

         (e)      CANCELLATION

                  all cancellations of Capital Notes; and

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         (f)      OTHER INFORMATION

                  such other information as may be required by law or by the Trustee.

4.3      INSPECTION OF REGISTER

         Each of the Company, BPC and the Trustee may at any reasonable time inspect the Register and take copies of, and extracts from, the Register without payment of any fee. Each Noteholder may, at such times determined by the Registrar, inspect the Register in relation to the Notes held by that Noteholder and, upon payment of any reasonable fee stipulated by the Registrar, take a copy of the relevant section of the Register.

4.4      CHANGE IN DETAILS

         Any change of name or address of any Noteholder or any change in any other information required to be inserted in the Register in relation to any Noteholder must immediately be notified to the Registrar in writing by the Noteholder, or, if a joint holding, by all the joint Noteholders and, following such notice, the Register must be altered accordingly.

4.5      RECOGNITION OF TRANSMISSION OF CAPITAL NOTES

         Each executor or administrator of a deceased Noteholder (not being one of several joint Noteholders) and, in the case of the death of one or more of several joint Noteholders, each survivor of a joint Noteholder, is the only person recognised by the Company as having any title to the relevant Capital Note.

4.6      REGISTRATION OF TRANSMISSION OF CAPITAL NOTES

         Each person becoming entitled to a Capital Note on the death or bankruptcy of a Noteholder, upon producing evidence to the satisfaction of the Company of his or her entitlement to that Capital Note may be registered as the Noteholder. The Company may retain any amount payable upon the Capital Note to which any person is so entitled until that person is so registered or duly transfers the Capital Note.

4.7      JOINT NOTEHOLDERS

         The joint Noteholders of a Capital Note are entitled to only one Holding Certificate in relation to their joint holding. This Holding Certificate is, except where the joint Noteholders otherwise direct, to be issued to the joint Noteholder whose name appears first in the Register in relation to that joint holding.

4.8      REGISTER CONCLUSIVE

         Each of the Trustee, the Company and BPC is:

         (a)      RELY ON REGISTER

                  entitled to rely upon the entries in the Register as constituting the sole and conclusive record of each Capital Note and Holding Certificate (if any) and as to the person entitled to the Capital Note, notwithstanding any discrepancy between the Register and a Holding Certificate;

         (b)      NO ENQUIRIES

                  not obliged to make further enquiry as to the status in relation to this Deed, or ownership, of any securities or indebtedness of the Company, or of any claim, entitlement or interest, not so entered in the Register;

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         (c)      CORRECT REGISTER

                  to have the power, in its absolute discretion, to authorise the correction of the Register upon being satisfied that the Register or a Holding Certificate is incorrect, and, in the case of the Trustee, to be deemed to have accepted trusteeship in respect of Capital Notes and on behalf of the Noteholders of any such Capital Notes as shown by the Register or a Holding Certificate so corrected as from the date of correction;

         (d)      TRUSTEE NOT LIABLE

                  in the case of the Trustee, not liable to the Company, BPC or any Noteholder or former Noteholder for relying on the Register or for accepting in good faith as valid any detail recorded on the Register subsequently found to be forged, irregular or not authentic; and

         (e)      COMPANY AND BPC NOT LIABLE

                  in the case of the Company and BPC, not liable to the Trustee or any Noteholder or former Noteholder for relying on the Register or for accepting in good faith as valid any detail recorded on the Register subsequently found to be forged, irregular or not authentic.

4.9      CONFLICT BETWEEN REGISTER AND HOLDING CERTIFICATES

         In the event of any conflict between the Holding Certificate for a Capital Note and the particulars recorded in the Register in respect of that Capital Note, the Register is to prevail.

5.       WARRANTIES AND COVENANTS

5.1      REPRESENTATIONS AND WARRANTIES

         Each of the Company and BPC represents and warrants to the Trustee on the date of this Deed and on the date of issue of the Capital Notes that:

         (a)      INCORPORATION

                  it is a company duly incorporated under the laws of its jurisdiction of incorporation;

         (b)      POWER

                  it has power to enter into this Deed, issue the Capital Notes (in the case of the Company) and perform its obligations under this Deed and the Capital Notes;

         (c)      CONSENTS AND AUTHORISATION

                  it has all the necessary consents and has taken all necessary corporate and other action to authorise the execution and performance of this Deed and the Capital Notes;

         (d)      OBLIGATIONS LEGALLY BINDING

                  its obligations under this Deed and the Capital Notes are legally binding and enforceable, subject to general equitable principles and to bankruptcy, insolvency or similar laws affecting creditors generally; and

         (e)      NO BREACH OF AGREEMENT, LAWS ETC.

                  the execution and performance of this Deed by it and the performance by it of its obligations under the Capital Notes will not constitute a breach under any law or regulation by which it is bound, including, without limitation, its constitutional documents and the applicable Listing Rules.

5.2      COMPANY COVENANTS

         The Company covenants with the Trustee and each Noteholder that it will:

         (a)      NOTIFY TRUSTEE OF NON-PAYMENT

                  promptly notify the Trustee if the Company intends not to, or fails to, make a payment of interest on the Capital Notes when due (and to the extent that the Company has determined that it will not make a payment of interest at any time before the relevant Interest Date, it will notify the Trustee promptly after making that determination);

         (b)      GIVE TRUSTEE NOTICES

                  send a copy to the Trustee of each notice given by it to Noteholders generally;

         (c)      ADVISE TRUSTEE

                  advise the Trustee as soon as reasonably practicable of each decision by the Company to redeem (whether by payment of cash or issue of Ordinary Shares) or compulsorily purchase a Capital Note under Condition 4;

         (d)      QUOTATION OF CAPITAL NOTES AND PROVIDE INFORMATION

                  use reasonable endeavours to ensure that the Capital Notes are, upon their issue, quoted on the New Zealand Stock Exchange and that such quotation is maintained;

         (e)      ANNUAL REPORT

                  send to the Trustee a copy of each annual and semi-annual report which it (or any person on its behalf) sends to Noteholders in accordance with Rule 10.5 of the Listing Rules, at the same time as those reports are distributed;

         (f)      CONDUCT BUSINESS

                  conduct its affairs in a proper and businesslike manner;

         (g)      INFORMATION

                  whenever so requested, give to the Trustee such information as may reasonably be required for the purposes of the discharge of the duties, trusts and powers vested in the Trustee under this Deed or imposed upon it by law;

         (h)      COMPLIANCE WITH LEGISLATION ETC.

                  at all times comply with the Securities Act 1978, Securities Regulations 1983, Companies Act 1993, Financial Reporting Act 1993, the Listing Rules and all applicable laws;

         (i)      OFFERING DOCUMENTS

                  not issue an investment statement or prospectus in respect of the issue of Capital Notes (or Further Capital Notes which are constituted pursuant to this Deed) without prior notice to the Trustee, and not include any statement in any such prospectus or investment statement, or any Advertisement (as defined in the Securities Act 1978) for the Capital Notes, concerning the Trustee, without the prior consent of the Trustee;

         (j)      NOTEHOLDER RIGHTS

                  in relation to the Capital Notes, comply with the provisions of sections 116 and 117 of the Companies Act 1993 on the basis that:

                  (i) references in those sections to "shares" are deemed to be references to the Capital Notes, and references to "holders of shares" and "shareholders" are deemed to be modified accordingly;

                  (ii) the references to pre-emptive rights under section 45 of that Act are deemed to be deleted from those sections;

                  (iii) the reference in section 117 to a "special resolution" is deemed to be a reference to an Extraordinary Resolution;

                  (iv) the references in section 117 to the "constitution" are deemed to be references to this Deed; and

                  (v) the Company will not be required to comply with those sections in relation to actions that affect the rights attached to the Capital Notes if this Deed or the Conditions (or, in relation to Further Capital Notes, those Further Capital Notes were issued on terms which) expressly permitted the action in question to be taken without the prior approval of Noteholders, and those terms, in each case, have been disclosed clearly in the offering document (if any) in accordance with which those Capital Notes were offered, provided that section 118 of the Companies Act 1993 will not, by virtue of this clause, be deemed to apply to any Capital Note. Further, the issue of Further Capital Notes which rank behind, equally with, or in priority to, the Capital Notes, whether as to voting rights, distributions or otherwise, or the issue of further Ordinary Shares, is deemed not to be an action affecting the rights attaching to the Capital Notes for the purposes of this clause.

5.3      FINANCIAL COVENANT

         BPC undertakes to ensure that, while any Capital Note remains outstanding:

         (a)      it will not incur; and

         (b)      it will procure that none of its Subsidiaries will incur,

                  any indebtedness for borrowed money ranking pari passu with, or in priority to, the obligations of the relevant entity under the Capital Notes or a Deed of Guarantee, as the case may be, if incurring that indebtedness would result in the ratio of Net Total Debt to LTM EBITDA exceeding:

         (c) during the period from the date of this Deed until 31 December 2004, 5.00:1; and

         (d)      at all times thereafter 4.75:1.

         When calculating the ratio of Net Total Debt to LTM EBITDA under this clause 5.3 on any test date:

                  (i) during the period from the date of this Deed until the date falling 12 months after the date on which Goodman Fielder Limited and its subsidiaries form part of the Group for the purpose of preparing consolidated financial statements, LTM EBITDA shall be determined in relation to the Group by reference to the 12 month period ending on the test date and on a pro forma basis as if Goodman Fielder Limited and its subsidiaries had formed part of the Group since 30 April 2002; and

                  (ii)     at any time after the end of the period described in
                           (i) above, LTM EBITDA shall be determined in relation to the Group by reference to the 12 month period ending on the test date.

         This clause is not intended to, and shall not in any way, restrict the refinancing of any indebtedness for borrowed money existing at the date of this Deed, drawings made by BPC or any Subsidiary under a revolving facility in the ordinary course of business or any indebtedness incurred between Group Members.

5.4      BPC COVENANTS

         BPC covenants with the Trustee:

         (a)      NO PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

                  at any time while either:

                  (i) the ratio in clause 5.3 is not complied with if it were then tested, or would not be so complied with if BPC made a payment of the kind described in this clause 5.4(a); or

                  (ii) any amount of principal or interest payable on the Capital Notes has fallen due and remains unpaid (including where interest has been suspended in accordance with the Conditions), not to pay any dividend on, or make any other distribution in respect of, or pay any interest on:

                  (iii) any of its shares, indebtedness or other securities ranking, in its liquidation, pari passu with or behind its obligations under the relevant Deed of Guarantee; or

                  (iv)     any indebtedness owed to a related company; and

                  not to acquire, redeem, or repay, or assist any person to acquire, redeem or repay any of its indebtedness, shares or other securities ranking, in liquidation, pari passu with or behind its obligations under the relevant Deed of Guarantee;

         (b) to forward to the Trustee, communications sent to holders of Ordinary Shares generally, at the same time as those communications are distributed to such holders of Ordinary Shares;

         (c) to issue Ordinary Shares on redemption of Capital Notes in accordance with the Conditions and otherwise comply with the obligations expressed to be assumed by it in the Conditions; and

         (d) use its reasonable endeavours to ensure that Ordinary Shares issued on the redemption of Capital Notes are, upon their issue, entitled to be quoted on the

                  Australian Stock Exchange and the New Zealand Stock Exchange and that such quotation is maintained.

5.5      ACCOUNTS AND REPORTS OF DIRECTORS

         The Company covenants with the Trustee that, while any Capital Notes are outstanding, the Company will, no later than three months after the end of each of its or BPC's financial years and financial half-years as the case may be, deliver to the Trustee the reports and other information referred to in sub-paragraphs (a), (b)(i) and (b)(ii) and, if applicable, (c) below and send to each Noteholder the information referred to in sub-paragraphs (b)(i) and, in relation to each full financial year only, (b)(ii) below:

         (a)      DIRECTORS' REPORT

                  a report signed by two directors on behalf of the board of directors of the Company, and a director and the Chief Financial Officer of BPC on behalf of the board of BPC, stating to the best of their knowledge and belief having made due enquiry, during the immediately preceding financial year or half-year (as the case may be):

                  (i) whether any matter has arisen relating to the Company or BPC and its Subsidiaries which would adversely affect the ability of the Company or BPC, as the case may be, to perform its obligations under this Deed and the Capital Notes and, if so, details of that matter;

                  (ii) that each of the Company and BPC has duly observed, performed and complied in all respects with its obligations under this Deed and the Conditions (and, if not, details of the contravention);

                  (iii) whether any Capital Notes have been redeemed (by payment of cash or issue of Ordinary Shares), cancelled or purchased by the Company, BPC or any of its Subsidiaries and, if so, details of the redemption, cancellation or purchase;

                  (iv) that all interest due on the Capital Notes has been paid, or, if any interest has been deferred, in accordance with the provisions of this Deed, the amount of interest deferred;

                  (v) that each of the Company, BPC and each Guarantor has remained solvent;

                  (vi) that the financial covenant specified in clause 5.3 was complied with at all times during the relevant period (together with such supporting information as is reasonably necessary to demonstrate the calculation of that covenant);

                  (vii) that the covenant specified in clause 7 of each of the Deeds of Guarantee was complied with at all times during the relevant period; and

                           (A) the names of each of the companies referred to in the financial statements delivered pursuant to clause 5.5(b) which guarantees the obligations of the Company under the Capital Notes; and

                           (B) the value of the net tangible assets of each such company determined for the preceding financial half year or year, as the case may be, by reference to the relevant financial statements.

         (b)      COMPANY'S ACCOUNTS

                  to the extent not provided pursuant to clause 5.2(e) (or, in relation to Noteholders, Rule 10.5 of the Listing Rules), a copy of:

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

                  (i) the consolidated financial statements for the Company; and

                  (ii) the consolidated financial statements for BPC and its Subsidiaries (including financial statements for BPC only),

                  in each case for the preceding financial year or half-year (as the case may be) and, in the case of half-year statements provided pursuant to (ii) above, those statements will be in the form provided by BPC to the Australian Stock Exchange in accordance with BPC's reporting obligations under the Listing Rules;

         (c)      AUDITOR'S REPORT

                  at the same time as the audited annual consolidated financial statements for BPC and its Subsidiaries are provided in accordance with clause 5.5(b), a separate report by the Auditors (addressed to the Trustee) stating:

                  (i) whether, in the course of performing their duties as Auditors, they have become aware of any non-payment by the Company of any interest under Capital Notes (including any interest suspended in accordance with the Conditions);

                  (ii) the aggregate Principal Amount of Capital Notes on issue and outstanding;

                  (iii) whether the Register has been maintained in accordance with the requirements of this Deed;

                  (iv) whether in the performance of their duties as Auditors they have become aware of any matter which, in their opinion, is relevant to the exercise or performance of the powers or duties conferred or imposed on the Trustee by this Deed or the Securities Act 1978, and if so giving particulars thereof;

                  (v) whether their audit has disclosed any matter, and if so giving particulars thereof, calling in their opinion for further investigation by the Trustee in the interests of the Noteholders; and

                  (vi) that they have perused the reports given by the directors of the Company pursuant to clause 5.5(a) since the last report by the Auditor (or the date of this Deed, whichever is later) and that, so far as matters which they have observed in the performance of their duties as Auditors are concerned, nothing has come to their attention to show that the statements made in such reports by the directors are not correct.

5.6      NATURE OF COMPANY'S ACCOUNTS

         Each of BPC and the Company undertakes to ensure that any financial statements delivered by it pursuant to clause 5.2(e) or 5.5(b) will be prepared in accordance with GAAP, and audited in the case of financial statements for a financial year.

5.7      AUDITORS

         In the terms of engagement of the Auditors, the Company shall procure that the Auditors shall:

         (a) acknowledge the obligations imposed on an auditor under the Securities Act 1978; and

         (b) carry out the audit of the financial statements referred to in clause 5.6 in accordance with GAAP.

6.       TRUSTEE'S POWER TO REMEDY AND WAIVE

6.1      TRUSTEE MAY REMEDY

         If the Company fails to pay any moneys due and payable under this Deed then, without prejudice to any other rights and remedies of the Trustee, the Trustee may (at its sole discretion) pay any such moneys. All moneys so paid by the Trustee will be payable by the Company, as applicable, to the Trustee upon demand in writing, together with all costs, charges or expenses properly incurred by the Trustee in that payment.

6.2      WAIVER BY TRUSTEE

         Subject to any direction or request given by the Noteholders, the Trustee may from time to time by notice in writing to the Company waive in part or in whole, for a specified period or completely, and on such terms and conditions (if any) as it deems expedient, any breach or anticipated breach by the Company or BPC of any of the provisions of this Deed or the Conditions, provided the Trustee is satisfied that the interests of the Noteholders will not be materially prejudiced as a result. Any such waiver will be binding on all Noteholders but will not affect the rights of the Trustee and the Noteholders in respect of any other breach. Notwithstanding anything in this Deed or otherwise contained or implied or any rule of law to the contrary, the Trustee will not be deemed to have given any such waiver unless the waiver is given by the Trustee in writing.

7.       APPOINTMENT OF AND POWERS AND DISCRETIONS OF TRUSTEE

7.1      APPOINTMENT

         The Company hereby appoints the Trustee, and the Trustee accepts appointment, as trustee for the Noteholders in respect of the Capital Notes, with the rights, powers, duties and obligations set out in this Deed and in the Conditions.

7.2      POWERS

         In addition to the powers, authorities and discretions which may be vested in trustees by law relating to trustees, and to facilitate the discharge of its duties under this Deed, it is expressly declared that:

         (a)      ACT ON ADVICE

                  the Trustee may, subject to the provisions of this Deed, without liability for loss, obtain, accept and act on, or decline and elect not to accept and act on:

                  (i) the opinion or advice of, or any information obtained from, any barrister, solicitor, valuer, stockbroker, financial adviser, auditor, chartered accountant or other expert, even though it may subsequently be found to contain some error or not be authentic;

                  (ii) a certificate or report signed by any two directors or senior officers, of the Company as to any fact or matter prima facie within their knowledge as sufficient evidence of that fact or matter; and

                  (iii) the statements contained in any certificate or report given in accordance with this Deed as conclusive evidence of the facts stated in that certificate or report;

         (b)      RESOLUTION OF NOTEHOLDERS

                  the Trustee will not be liable to the Company or BPC, nor any Noteholder for acting or relying upon any resolution purporting to have been passed at any meeting of the Noteholders in respect of which a proper record has been made and which the Trustee believes to have been properly passed, even though it afterwards appears that such resolution is not binding or valid by reason of a defect in the convening of the meeting or in the proceedings conducted at the meeting or for any other reason;

         (c) PROCEEDS OF CAPITAL NOTES AND DELIVERY OF HOLDING CERTIFICATES AND ORDINARY SHARES

                  the Trustee will not be liable to the Company nor BPC, nor any Noteholder for the receipt or application by the Company of the Issue Price or be bound to see to the application of those proceeds or for the delivery of Holding Certificates or letters of allotment or certificates representing the Ordinary Shares (if issued) to the persons entitled to them;

         (d)      BREACH OF DEED OR CAPITAL NOTES

                  except to the extent it is obligated to do so by law, the Trustee will not be bound to take steps to ascertain whether or not the Company or BPC has committed any breach of the provisions of this Deed or any of the Capital Notes (and shall be entitled to assume without enquiry that no such breach is occurring or has occurred) unless:

                  (i) the Trustee has become aware that, or has received specific advice that, a breach has, or appears to have, occurred or threatens to occur, from the directors of the Company, BPC or the Auditors; or

                  (ii) the Trustee has received notice of the Commencement of Liquidation;

         (e)      DUTY OF CARE

                  the Trustee will not be liable to the Company, BPC or the Noteholders unless the Trustee has acted in gross negligence, fraudulently, dishonestly or in wilful breach of trust or any law or has otherwise failed to show the degree of care and diligence required of it having regard to the powers, authorities and discretions conferred or imposed upon it by this Deed or by any applicable law;

         (f) EXERCISE OF TRUSTS, POWERS, AUTHORITIES, DISCRETIONS AND RESPONSIBILITIES

                  except as otherwise expressly provided in this Deed, the Trustee as regards all trusts, powers, authorities, discretions and responsibilities vested in it by this Deed, will have absolute discretion as to their exercise or non-exercise and as to the commencement, modification, discontinuance, compromise or conduct of any action, proceeding or claim and, provided it acts in good faith, it will not be responsible for any loss, damage, cost or expense that may result from the exercise or non-exercise of such;

         (g)      POWER TO DELEGATE

                  the Trustee may, whenever it thinks it expedient in the interests of the Noteholders to do so:

                  (i) delegate at any time to any person any of the trusts, powers, authorities, discretions or responsibilities vested in the Trustee by this Deed which cannot conveniently be exercised by it or through its employees upon such terms and conditions (including the power to sub-delegate) as the Trustee may reasonably think fit (provided that the Trustee shall remain liable for the actions of any delegate);

                  (ii) authorise such person as it thinks fit to act as its representative at any meeting; and

                  (iii) apply to the court at any time for directions in relation to any matter or for an order that the powers and trusts contained in this Deed be exercised under the direction of the court, or, subject to clause 7.4, consent to, approve or oppose any application to court by the Company or by or at the instance of any Noteholder;

         (h)      CONSENTS

                  any consent given by the Trustee for the purposes of this Deed may be given on such terms and conditions (if any) as the Trustee reasonably thinks fit;

         (i)      POWER TO REMEDY BREACH

                  the Trustee's powers to remedy any breach of this Deed are subject to any other provision of this Deed which is inconsistent with the exercise of such powers;

         (j)      DUTIES TO COMPANY

                  the Trustee has no duties and responsibilities under this Deed, other than under clause 3.9, to any Noteholder which is BPC or any of its Subsidiaries;

         (k)      POWER TO INVEST

                  any moneys held by the Trustee and subject to the trusts constituted or to be constituted under this Deed may, at the discretion of the Trustee, be invested in the name of the Trustee or its nominee in any investments it considers fit with power to vary or transpose such investments for others of a like nature and deal with or dispose of such investments (less any customary fees and expenses incurred in connection with such investments), and all income from such investments will belong to the person in respect of whom such moneys are held by the Trustee;

         (l)      LISTING RULES

                  subject to compliance by the Trustee with its obligations under the Securities Regulations 1983, the Trustee shall not be required to monitor compliance by the Company, BPC or any other party with the Listing Rules and, in the absence of notice to the contrary from the Company, BPC or the Australian Stock Exchange or New Zealand Stock Exchange, shall be entitled to assume that each of the Company and BPC is so complying. In the event of non-compliance with any Listing Rule, the Trustee, in determining the action to be taken or not taken by it, shall be entitled to have regard to the actions of the Australian Stock Exchange or New Zealand Stock Exchange, as the case may be, in relation to that non-compliance by the Company or BPC, as the case may be;

         (m)      MATERIALITY

                  the Trustee may determine whether or not a failure by the Company or BPC to perform any obligation under the provisions of the Conditions or this Deed is in its opinion capable of remedy or is materially prejudicial to the interests of the Noteholders and any such determination shall be conclusive and binding upon the Noteholders; and

         (n)      DUTY TO CONSULT

                  unless the Trustee considers it is impractical or undesirable to do so, the Trustee will consult with the Company before seeking the advice or opinion of any of the persons listed in clause 7.2(a)(i).

7.3      DISCRETION TO CONSULT NOTEHOLDERS

         Subject to clause 12, following any breach of this Deed (or any Deed of Guarantee) by the Company or BPC (or any Guarantor) or the occurrence of any circumstances which may result in such a breach which the Trustee reasonably considers may be materially prejudicial to the interests of the Noteholders, the Trustee may, in its absolute discretion:

         (a) report to the Noteholders, or any of them, the circumstances and nature of such breach and any other information concerning the Company, BPC (or the relevant Guarantor) which the Trustee has received under or in relation to this Deed or the Capital Notes and which it reasonably considers to be material to the Noteholders or any of them; and

         (b) invite the Noteholders or any of them to indicate to the Trustee their preferences as to any exercise or non-exercise of the Trustee's powers under this Deed, any Deed of Guarantee or the Capital Notes or as to any action or omission to act by the Trustee in relation to the breach.

         Any such report may be given in such manner as is considered by the Trustee to be practicable and expedient in all the circumstances.

7.4      TRUSTEE'S RIGHT TO BE INDEMNIFIED

         The Trustee may decline to take any action or exercise any power or discretion or comply with or implement any direction or request given in accordance with this Deed whether or not it is otherwise bound to so act unless and until the Trustee and each of its officers, employees or agents are first indemnified and/or secured by the Noteholders to its satisfaction against all actions, proceedings, claims and demands to which any of them may be rendered liable and all costs, charges, losses, damages and expenses which it or they may incur by so doing.

7.5      TRUSTEE MAY CONCUR IN MODIFICATION

         The Trustee may, without the consent of the Noteholders, concur with the Company and BPC in making any modification or addition to this Deed, each Deed of Guarantee or the Conditions:

         (a)      MANIFEST ERROR OR OF TECHNICAL NATURE

                  if:

                  (i)      it is made to correct a manifest error; or

                  (ii) it is made to comply with law or any applicable Listing Rules; or

                  (iii)    it is of a formal or technical nature; or

                  (iv) it is convenient for the purpose of obtaining or maintaining any quotation of the Capital Notes on the New Zealand Stock Exchange; or

                  (v)      it is necessary pursuant to the operation of clause
                           1.6;

         (b)      AUTHORISED BY EXTRAORDINARY RESOLUTION

                  if it is authorised by an Extraordinary Resolution; or

         (c)      NO PREJUDICE TO NOTEHOLDERS

                  if the Trustee is of the opinion that it is not, and is not likely to become, materially prejudicial to the interest of the Noteholders generally.

         Any such modification or addition will be binding on all Noteholders. No such modification or addition will be effective unless it is in writing signed by the Company, BPC and the Trustee. In addition, the Trustee may:

                  (i) without requiring the consent of the Noteholders, execute a deed of release pursuant to clause 8 of each Deed of Guarantee in relation to any Guarantor other than BPC provided the Trustee has received, in a form satisfactory to it, all relevant certificates and documents required to be delivered to the Trustee under that clause; and

                  (ii) execute a deed of release in relation to any other Guarantor (including BPC) if either:

                           (A)      execution of that release has been
                                    authorised by an Extraordinary Resolution;
                                    or

                           (B) the Trustee is of the opinion that execution of that release would not be, and is not likely to become, materially prejudicial to the interest of the Noteholders generally.

7.6      FIDUCIARY RELATIONSHIP

         The Trustee may not be a Noteholder on its own account. However, nothing in this Deed prohibits the Trustee or its holding company or any of their Subsidiaries or their officers or shareholders (all for the purposes of this clause, where the context permits, being included in the expression the Trustee) from being a Noteholder in any trustee, agency, nominee or other representative capacity, or from being a creditor or shareholder of, or having any other interest in, BPC or of any of its Subsidiaries or from acting in any other fiduciary, contractual, agency or representative capacity for a Noteholder or BPC or any of its Subsidiaries without breach of any obligations established by this Deed or otherwise imposed or implied by law arising out of any such relationship. The Trustee may enter into any transaction with BPC or any of its Subsidiaries in the ordinary course of business and will not be accountable to the Noteholders for any profits arising from such transactions.

8.       MEETINGS OF NOTEHOLDERS

8.1      REGULATIONS OF MEETINGS

         Each meeting of Noteholders is to be convened and held in accordance with Schedule 3.

8.2      REPRESENT NOTEHOLDERS

         The Trustee may, of its volition or in accordance with any directions or in accordance with an Extraordinary Resolution, represent Noteholders in any investigation, negotiation, action, transaction, matter or proceedings affecting the interests of Noteholders.

9.       INDEMNITY OF TRUSTEE

         Without prejudice to the right of indemnity by law given to trustees, the Trustee and each of its officers, employees, attorneys or agents are entitled to be indemnified by the Company and out of any moneys it holds upon the trusts of this Deed, on an unsubordinated basis, in respect of all liabilities and expenses incurred by it or any of them in the performance or exercise or attempted or purported performance or exercise of any of the trusts, powers, authorities or discretions conferred on the Trustee or any of them by this Deed and against all actions, proceedings, costs, losses, claims and demands in respect of any matter or thing done or omitted in any way relating to this Deed other than liabilities, expenses, actions, proceedings, costs, losses, claims or demands arising out of:

         (a)      FRAUD, BAD FAITH OR DISHONESTY

                  fraud, gross negligence, wilful breach of trust or law or dishonesty on the part of the Trustee or any of its officers, employees, attorneys or agents; or

         (b)      BREACH OF DUTY OF CARE

                  any failure by the Trustee to show the degree of care and diligence required of the Trustee having regard to the powers, authorities and discretions conferred on the Trustee by this Deed, and the Trustee may retain and pay out of any moneys it holds upon the trusts of this Deed, all sums necessary to effect and satisfy that indemnity, together with the remuneration and reimbursements of the Trustee as provided for in this Deed.

10.      RETIREMENT, REMOVAL AND NEW APPOINTMENT OF TRUSTEE

10.1     RETIREMENT OF TRUSTEE

         Subject to section 48(2) of the Securities Act 1978:

         (a)      RETIREMENT BY TRUSTEE

                  the Trustee may retire at any time without assigning any reason upon giving 90 days' notice (or such lesser period of notice as the Company may agree) in writing to the Company, subject to the due appointment of a new trustee and the transfer to such new trustee of all moneys and investments held by the Trustee under this Deed;

         (b)      REMOVAL BY COMPANY

                  the Company may at any time without assigning any reason upon giving at least 90 days' notice in writing to the Trustee (or such lesser period of notice as the Trustee may agree), remove the Trustee (including any new trustee appointed upon the retirement or removal of any previous Trustee); and

         (c)      EXTRAORDINARY RESOLUTION

                  the Noteholders may by way of an Extraordinary Resolution remove the Trustee.

10.2     APPOINTMENT OF NEW TRUSTEE

         (a)      APPOINTMENT BY THE COMPANY SUBJECT TO APPROVAL BY NOTEHOLDERS

                  The power to appoint a new trustee or trustees of this Deed is vested in the Noteholders by way of an Extraordinary Resolution and in the Company, but no new trustee may be appointed by the Company unless such appointment is first approved by an Extraordinary Resolution. Upon the Trustee notifying the Company that it wishes to retire, or upon the Company wishing to appoint a new trustee, the Company must promptly call a meeting of the Noteholders for the purposes of approving an appointment of a new trustee and, if such approval is given, the Company may exercise its power of appointment.

         (b)      APPOINTMENT BY NOTEHOLDERS

                  If the Company, within 60 days of receiving notice of the Trustee's intention to retire, fails to call a meeting of the Noteholders in accordance with clause 10.2(a) or to exercise the power vested in it under that clause to appoint a new trustee or new trustees, in either case, the Noteholders may by Extraordinary Resolution exercise such power to the exclusion of the Company.

         (c)      NOTIFICATION OF NEW TRUSTEE

                  The Company must notify all Noteholders of the identity of any new trustee appointed as soon as reasonably possible following such appointment.

11.      TRUSTEE'S REMUNERATION AND EXPENSES

11.1     BASIC REMUNERATION

         The Company will pay to the Trustee remuneration for its services as Trustee in accordance with the terms of any current agreement contained in letters exchanged between the Company and the Trustee.

11.2     EXPENSES

         The Company will also pay all costs, charges, taxes or duties (including legal expenses) properly incurred by or on behalf of the Trustee in connection with:

         (a)      PREPARATION, EXECUTION AND MODIFICATION OF DEED

                  the preparation, execution and modification (and release when applicable) of this Deed (including any Supplemental Deed);

         (b)      EXERCISE OF POWERS

                  any proper exercise by the Trustee of any power or discretion conferred on the Trustee or upon any Noteholders by this Deed or in respect of the Capital Notes, or the performance of its duties;

         (c)      BREACH BY COMPANY

                  any breach, default or non-compliance by the Company, BPC or any of its Subsidiaries of or with any obligation under this Deed, any Deed of Guarantee or the Capital Notes;

         (d)      MEETINGS OF NOTEHOLDERS

                  the convening and holding of any meeting of Noteholders and carrying out of any directions or resolutions of such a meeting; and

         (e)      OTHER MATTERS

                  any other matters dealt with in the agreement referred to in clause 11.1.

11.3     LIABILITY NOT TERMINATED

         The remuneration and payments payable under this clause 11 will continue to be payable until the trusts of this Deed are finally wound up (whether or not the Company is in Liquidation or the trusts of this Deed are in course of administration by or under the direction of the court).

12.      DISCLOSURE OF INFORMATION

         Notwithstanding any other provision of this Deed, neither the Company nor BPC is required to provide any information to a Noteholder where:

         (a)      it would be unlawful to do so; or

         (b)      the information is confidential; or

         (c) in the reasonable opinion of the Company or BPC, as the case may be, the information is commercially sensitive,

         but may be required, in accordance with this Deed, to provide such information to the Trustee. The Company may require that the Trustee undertakes to keep such information confidential (including as against Noteholders) and the Trustee shall be entitled to, and shall, give and honour that undertaking unless the Trustee has legal advice that to do so would prevent the Trustee fulfilling its duty to Noteholders.

13.      NOTICES

         Each notice to be given in accordance with this Deed will be deemed effective if made in writing, delivered or posted by pre-paid mail or sent by telex or facsimile addressed to:

         (a)      in the case of the Company:

                  Goodman  Finance Limited
                  C/- Burns, Philp & Company Limited
                  Level 23, 56 Pitt Street
                  Sydney NSW 2000
                  Australia

                  Attention:     Helen Golding, Company Secretary and Group
                                 Legal Counsel
                  Fax no.:       61 (02) 9247 3272

         (b)      in the case of BPC:

                  Burns, Philp & Company Limited
                  C/- Burns, Philp & Company Limited
                  Level 23, 56 Pitt Street
                  Sydney NSW 2000
                  Australia

                  Attention:     Helen Golding, Company Secretary and Group
                                 Legal Counsel
                  Fax no.:       61 (02) 9247 3272

         (c)      in the case of the Trustee:

                  The New Zealand Guardian Trust Company Limited
                  Level 7
                  Royal & SunAlliance Centre
                  48 Shortland Street
                  PO Box 1934
                  Auckland

                  Attention:     Chief Manager - Corporate Trusts
                  Fax no.:       (09) 377 7477

         (d) in the case of a Noteholder, the address of such Noteholder last entered in the Register,

         or, in the case of (a), (b) or (c) above, such other address as the Company, BPC or the Trustee may from time to time in writing nominate to the others. Each notice will be deemed to be given, in the case of personal delivery, when delivered, and in the case of post, two Business Days after the date of posting. If sent by telex or facsimile, notices will be deemed to be given when sent or, if sent on other than a Business Day or after 5 p.m. on any Business Day, the next Business Day.

14.      DISCHARGE OF DEED

         The Trustee will, upon being reasonably satisfied that no moneys are actually or contingently owing under this Deed or any Capital Note, execute a discharge of this Deed whenever requested by the Company so to do, but any such discharge will be without prejudice to any indemnity given by the Company in favour of the Trustee or any unremedied breach or unperformed obligation under this Deed.

15.      INVALIDITY

         If any provision of this Deed or the Capital Notes is invalid, void, illegal or unenforceable the validity, existence, legality and enforceability of the remaining provisions will not be affected, prejudiced or impaired to the maximum extent permitted under law.

16.      GOVERNING LAW AND JURISDICTION

16.1     GOVERNING LAW

         This Deed is governed by the laws of New Zealand.

16.2     JURISDICTION

         (a) In New Zealand: Each of the parties irrevocably and unconditionally agrees that the courts of New Zealand shall have jurisdiction to hear and determine each suit, action or proceeding ("proceedings"), and to settle disputes, which may arise out of or in connection with this Deed and for those purposes irrevocably submits to the jurisdiction of those courts.

         (b) Other Jurisdictions: This submission to jurisdiction does not (and is not to be construed to) limit the rights of the Trustee to take proceedings against the Company or BPC in another court of competent jurisdiction nor is the taking of proceedings in one or more jurisdictions to preclude the taking of proceedings in another jurisdiction, whether concurrently or not.

16.3     PROCESS AGENT

         BPC irrevocably agrees that the process by which any suit, action or proceeding in New Zealand is begun may be served on it by being delivered to the Company at its registered office for the time being without prejudice to any other lawful means of service.

EXECUTION

EXECUTED as a deed

SIGNED for and on behalf of
GOODMAN FINANCE LIMITED by its
attorney in the presence of:

                                                 /s/ Gavin MacDonald
                                                ________________________________
                                                Attorney

                                                        Gavin MacDonald
                                                ________________________________
                                                Print Name
/s/ Sarah Kristen McEwan
__________________________________
Witness Signature


Sarah Kristen McEwan
__________________________________
Print Name

            Solicitor
__________________________________
Occupation

Auckland, New Zealand
__________________________________
Address

SIGNED SEALED AND DELIVERED FOR
BURNS, PHILP & COMPANY LIMITED
by its attorney in the presence of:

                                                /s/ Gavin MacDonald
                                                ________________________________
                                                Attorney

                                                    Gavin MacDonald
                                                ________________________________
                                                Print Name
/s/ Sarah Kristen McEwan
__________________________________
Witness Signature

Sarah Kristen McEwan
__________________________________
Print Name

           Solicitor
__________________________________
Occupation

Auckland, New Zealand
__________________________________
Address

EXECUTED under the name and seal
of THE NEW ZEALAND GUARDIAN
TRUST COMPANY LIMITED by:

/s/ James Douglas                               /s/ Michael Knowles
__________________________________              ________________________________
Authorised Signatory                            Authorised Signatory

Witness to both signatures

/s/ Karen Anne Donald
__________________________________
Signature

Karen Anne Donald
__________________________________
Name

Administrator, Personal Client Services
__________________________________
Occupation

Remuera, New Zealand
__________________________________
Address

SCHEDULE 1: FORM OF CAPITAL NOTE HOLDING CERTIFICATE

THIS CERTIFICATE IS NOT A DOCUMENT OF TITLE AND DOES NOT EVIDENCE OWNERSHIP OF CAPITAL NOTES. OWNERSHIP IS DETERMINED SOLELY BY REFERENCE TO THE REGISTER OF CAPITAL NOTES.

Certificate No:                                           Election Date:

Holder No:

GOODMAN FINANCE LIMITED CAPITAL NOTE CERTIFICATE
[THE PERSON NAMED BELOW IS THE HOLDER OF [FIVE/EIGHT] YEAR CAPITAL NOTES HAVING A PRINCIPAL AMOUNT OF [$ ]

Noteholder:                          ___________________________________________
                                     Name

                                     ___________________________________________
                                     Address

Goodman Finance Limited (the COMPANY) certifies that the abovenamed Noteholder is registered for the term expiring on the first Election Date as the holder of unsecured, subordinated capital notes having the Principal Amount stated above.
The Capital Notes are issued by the Company under a Trust Deed dated    April
2003 made between the Company, Burns, Philp & Company Limited and The New Zealand Guardian Trust Company Limited, as trustee for the Noteholders (the TRUST DEED).

The total principal amount of unsecured, subordinated capital notes of the class
comprised in the Certificate issued or to be issued by the Company is    .

The Capital Notes are constituted under the Trust Deed and are issued with the benefit of, and subject to the terms and conditions of, the Trust Deed and the Conditions set out therein. The Capital Notes are also issued with the benefit of each Deed of Guarantee. Words and expressions defined in the Trust Deed (including the Conditions) and not otherwise defined in this Certificate have the same meanings where used in this Certificate.

DATED     20

Signed by GOODMAN FINANCE LIMITED
by:

__________________________________
Director

                              SUMMARY OF CONDITIONS

PLEASE NOTE THAT THIS IS A SUMMARY ONLY OF THE CONDITIONS ATTACHING TO THE CAPITAL NOTES. THE CONDITIONS AND ALL OTHER PROVISIONS RELATING TO THE CAPITAL NOTES ARE SET OUT IN FULL IN THE TRUST DEED.

INTEREST ON THE CAPITAL NOTES

Subject to the Conditions, interest on the Capital Notes will be paid at a rate of [ ]% per annum and will accrue from the date of allotment. Interest will be
paid on [    ], [    ], [    ] and [    ] in each year with the first payment
due on [    ].

[NOTE: THE ABOVE INFORMATION WILL BE AMENDED AS NECESSARY TO REFLECT THE DETAILS OF THE RELEVANT CAPITAL NOTE]

PRINCIPAL UNDERTAKINGS

The Company's principal undertakings to the Trustee on behalf of Noteholders under the Trust Deed are:

(a) topay interest on the Capital Notes comprised in this Certificate in accordance with Condition 3, but subject to Condition 2.2 and subject to the Company's right to suspend the payment of interest in the circumstances described in Condition 3.2;

(b) in Liquidation of the Company and upon Commencement of Liquidation of the Company, to redeem the Capital Notes by payment of the Liquidation Amount in accordance with Condition 2.2; and

(c) prior to the Election Date to provide written notice to each Noteholder specifying:

         (i) the proportion (if any) of the outstanding Capital Notes to be compulsorily redeemed or purchased in accordance with Conditions 4.3(c) and (d); and

         (ii) the new conditions as to Interest Rate, Interest Dates, Election Date and otherwise.

ELECTION PROCEDURE

Not later than the date falling 13 Business Days before and including the Election Date, the Noteholder must elect:

(a) the Capital Notes in respect of which the Noteholder accepts the new conditions ; and

(b) the Capital Notes in relation to which the Noteholder does not accept the new conditions and which the Noteholder wishes to have redeemed in accordance with Condition 4.3 on the Election Date.

No later than 10 Business Days before and including the Election Date the Company (at its discretion) may elect, to redeem (by way of payment of cash or by the issue of Ordinary Shares by BPC) or purchase (by way of payment of cash by itself or a Subsidiary of BPC) all, or any part, of the Capital Notes. Where Capital Notes are to be redeemed by payment in cash, the Noteholder will receive an amount equal to the Principal Amount and Accrued Interest and Unpaid Interest then owing (or the corresponding proportion). The Company's election may be made irrespective of any election made by a Noteholder. The Ordinary Shares to be issued on the redemption of those Capital Notes will be issued in accordance with a formula based on the Principal Amount and Accrued Interest and Unpaid Interest then owing and the New Zealand Dollar Equivalent of the amount which is determined by the Company to be 95% of the weighted average sale price of an Ordinary Share sold on the Australian Stock Exchange during the period of 10 Business Days immediately prior to the Election Date.

Noteholders may also be entitled to require the Company to purchase or redeem Capital Notes where a general offer to purchase shares in BPC is made and a person or persons become entitled to acquire all of the shares in the Company or exercise all of the votes attaching to Ordinary Shares. These rights are set out in Condition 4.5.

LIMITED RIGHTS OF REDEMPTION BY NOTEHOLDERS

Each Capital Note has no fixed maturity or redemption date and the only rights of redemption prior to the Commencement of Liquidation are as summarised above.

The only right of the Trustee or a Noteholder to require redemption of the Capital Notes prior to the Election Date is on the Commencement of Liquidation of the Company, being where a liquidator or statutory manager is appointed to the Company or the Company is otherwise dissolved or removed from the register of companies.

EARLY REDEMPTION BY COMPANY

The Company may, at any time after 5 May 2004, upon 45 days' notice to a Noteholder redeem all or any portion of the Capital Notes. If the Company redeems a portion of the Capital Notes only, it will do so on a pro rata basis.

NO REMEDY FOR BREACH

Each of the Company and BPC has provided limited representations, warranties and covenants in the Trust Deed. The Trustee and Noteholders have no remedies against the Company, BPC or any Guarantor for a breach of any representation, warranty or covenant contained in the Trust Deed, the Conditions or any Deed of Guarantee except remedies provided at law.

TRANSFERS

The Capital Notes may be transferred in minimum Principal Amounts of $1,000 or such lesser amount as the Company may from time to time permit, provided that, following any such transfer, the transferee holds Capital Notes with a minimum Principal Amount of $5,000 per Tranche.

Transfers of Capital Notes may be effected by:

- a written instrument of transfer in any usual or common form signed by the Transferor and the Transferee; or

-        means of the FASTER system operated by the New Zealand Stock Exchange;
         or

- any other method of transfer of marketable securities which is not contrary to any law and which may be operated in accordance with any listing rules, and which is approved by the Company.

In the circumstances specified in Condition 5.12, the Company has the power to compulsorily acquire and sell the Capital Notes held by a Noteholder.

NOTICES

The Company is obliged to send to the Noteholder certain notices and other information at the Noteholder's address recorded in the Register of Capital Notes. These notices are important and the Noteholder is advised to notify the Registrar promptly of a change of address.

GUARANTEE

The Company's obligations in respect of the Capital Notes are guaranteed on an unsecured, subordinated basis by BPC and certain Subsidiaries of BPC.

SUBORDINATION

The Trust Deed and the Conditions and each Deed of Guarantee contain provisions which defer in priority payments on the Capital Notes and under the relevant Deed of Guarantee and otherwise limit the rights of the Noteholders, and the Trustee on their behalf, in a manner consistent with the unsecured, subordinated nature of the indebtedness under the Capital Notes and the Deeds of Guarantee. The duties and liabilities of the Trustee are limited accordingly. The Noteholder is deemed to be aware of, and to have accepted and agreed to be bound by, such provisions and all other terms and conditions of the Trust Deed and the Conditions and each Deed of Guarantee.

REGISTER

The Register is the sole and conclusive record of each Capital Note and as to the person entitled to the Capital Note. Accordingly, this Certificate is not an instrument of title and does not give to the Noteholder any rights independent from the rights contained in the Trust Deed or the Conditions and is conditional upon the terms and conditions set out in the Trust Deed and the Conditions.

The Registrar for the Capital Notes is Computershare Investor Services Limited, Private Bag 92119, Auckland.

Copies of the Trust Deed and the Deeds of Guarantee may be obtained free of charge at the registered office of the Company or, inspected upon payment of a fee, at the Companies Office, Business and Registries Branch, 3 Kingston Street, Auckland.

PAYMENTS

All payments will be made to Noteholders net of any taxes which are required to be deducted at law.

SCHEDULE 2: CONDITIONS OF THE CAPITAL NOTES

1.       DEED

1.1      DEED BINDING

         The statements in these Conditions are subject to the detailed provisions of the trust deed dated 30 April 2003 (the DEED) between Goodman Finance Limited, Burns, Philp & Company Limited and The New Zealand Guardian Trust Company Limited, as trustee.

1.2      NOTICE OF DEED

         Noteholders are entitled to the benefit of, are bound by, and are deemed to have notice of, the Deed.

1.3      DEFINITIONS

         In these Conditions, terms and expressions defined in the Deed and not otherwise defined in these Conditions have the same meanings where used in these Conditions. In addition:

         ACCRUED INTEREST means all interest on the Principal Amount of the Capital Notes which has accrued and is payable in accordance with these Conditions, other than any such interest which comes within the definition of "Unpaid Interest";

         CASH REDEMPTION DATE means the date on which a Capital Note is, or is to be, redeemed or purchased for cash by BPC or any wholly owned Subsidiary of BPC;

         CLOSING DATE means the date on which the Company declares the initial offer of Capital Notes to be closed;

         EIGHT YEAR NOTE means each Capital Note which is designated as an Eight Year Capital Note when issued by the Company;

         ELECTION DATE means:

         (a) in respect of a Five Year Note, 15 December 2008 and each subsequent New Election Date; and

         (b) in respect of an Eight Year Note, 15 November 2011 and each subsequent New Election Date;

         ELECTION RECORD DATE means the date which is 33 Business Days before the Election Date;

         FINAL INTEREST DATE means the first to occur of the Share Redemption Date, the Cash Redemption Date or the Liquidation Redemption Date;

         FIVE YEAR NOTE means each Capital Note which is designated as a Five Year Capital Note when issued by the Company;

         HIGH YIELD NOTES means:

         (a) the 10 3/4% senior subordinated notes due 2011 issued by Burns Philp Capital Pty Limited (BURNS PHILP CAPITAL) and Burns Philp Capital (U.S.) Inc. (BPCUS and together with Burns Philp Capital, the ISSUERS), and guaranteed on a senior subordinated basis by BPC and certain of its subsidiaries, pursuant to an indenture dated February 20, 2003, among the Issuers, BPC, the Subsidiary Guarantors from time to time party thereto, and Wells Fargo Bank, as trustee; and

         (b) the 9 3/4% senior subordinated notes due 2012 issued by Burns Philp Capital and guaranteed on a senior subordinated basis by BPC and certain of its subsidiaries, pursuant to an indenture dated June 21, 2002 among Burns Philp Capital, BPC, the Subsidiary Guarantors from time to time party thereto, and The Bank of New York, a New York banking corporation, as trustee.

         INTEREST DATE means:

         (a) in respect of each Five Year Note, 15 December 2003 and each 15 March, 15 June, 15 September and 15 December thereafter until the Final Interest Date; and

         (b) in respect of each Eight Year Note, 15 November 2003 and each 15 February, 15 May, 15 August and 15 November thereafter until the Final Interest Date,

         or, in each case, such other date determined by the Company pursuant to Condition 4.1(a) or 4.5, as the case may be;

         INTEREST PERIOD means the period from and including one Interest Date to, but excluding, the next Interest Date, provided that the first Interest Period will be deemed to be a period from and including the date of allotment for a Capital Note to, but excluding:

         (a)      in the case of each Five Year Note, 15 December 2003; and

         (b)      in the case of each Eight Year Note, 15 November 2003;

         INTEREST RATE means, in respect of a Capital Note and the period from allotment to the first Election Date, the rate of interest payable on that Capital Note as set out in the Rate Card that applies to that Capital Note at the date of allotment of that Capital Note, unless the Company increases the rate applicable to Capital Notes of that Tranche, in which case the rate in respect of that Capital Note will be that higher rate and, in respect of the period after the first Election Date the rate determined by the Company in accordance with Condition 4.1(a) or 4.5, as the case may be;

         ISSUERS has the meaning set out above in the definition of High Yield Notes;

         LEAD MANAGER means First NZ Capital Securities;

         LIQUIDATION AMOUNT means the Principal Amount of a Capital Note plus all Accrued Interest and Unpaid Interest in respect of that amount;

         LIQUIDATION REDEMPTION DATE means, in the event of Liquidation of the Company, the date on which the Capital Note is redeemed by payment of the Liquidation Amount;

         NEW CONDITIONS means the new conditions as to Interest Rate, Interest Dates, Election Date, financial covenants and each other modification to the Conditions to apply to a Tranche of Capital Notes following the Election Date;

         NEW ELECTION DATE means the Election Date that will apply to a Tranche of Capital Notes following the initial Election Date, as specified in the New Conditions;

         NOTIFICATION DATE means the date which is 20 Business Days after the Election Record Date;

         OPENING DATE means 5 May 2003;

         ORGANISING BROKER means First NZ Capital Securities;

         RATE CARD means the card distributed with the Investment Statement relating to the Capital Notes which sets out the Interest Rates applicable to each Tranche of Capital Notes and each subsequent card issued in place of the previous card in accordance with Condition 3.1;

         RECORD DATE means a Friday which is also a day on which the New Zealand Stock Exchange is open for trading (or the previous day if the New Zealand Stock Exchange is not open for trading on such Friday), not less than seven Business Days prior to the relevant Interest Date, such Record Date being notified to the New Zealand Stock Exchange at least 10 Business Days prior to the relevant Record Date, or within such lesser period as is approved by the New Zealand Stock Exchange;

         SENIOR CREDITORS means:

         (a) in relation to the Company, all creditors of the Company other than:

                  (i)      holders of Capital Notes; and

                  (ii) creditors who have agreed to rank subordinate to the obligations of the Company under the Capital Notes, or pari passu with such obligations; and

         (b) in relation to any Guarantor, all creditors of that Guarantor other than:

                  (i) the beneficiaries of the Deed of Guarantee to which that Guarantor is party; and

                  (ii) creditors who have agreed to rank subordinate to the obligations of the Guarantor under the relevant Deed of Guarantee, or pari passu with such obligations,

         and, for the avoidance of doubt, includes the holders of the High Yield Notes and the holders of any other notes or other debt instruments issued from time to time on substantially the same terms as, or ranking pari passu with, the High Yield Notes;

         SHARE REDEMPTION DATE means the date upon which a Capital Note is, or is to be, redeemed by the issue of Ordinary Shares;

         SWAP RATE means, on any date in relation to a specified term (TERM), the bank swap mid rate for that Term as quoted at 11.00am (or such other time as the Company and the Lead Manager agree and, in any event, before 12:00 midday) on that date on Reuters-FISSWAP page (or its successor page) or if no such rate is quoted for a period that corresponds to that Term (plus or minus 10 days) then the rate shall be the linearly interpolated rate falling between two quoted rates at that time, which corresponds to that Term, (as determined by the Lead Manager (whose determination shall be final, except in the case of manifest error)) or, if no rates are quoted on Reuters-FISSWAP page (or its successor page) on that day, then the rate which the Lead Manager reasonably determines, after consultation in good faith with the Company, to be the nearest practicable equivalent after consulting with two banks or financial institutions previously approved by the Company which generally quote rates on Reuters-FISSWAP page (or its successor page);

         UNPAID INTEREST means, on any date and in respect of any Capital Note, the aggregate of:

         (a) all interest which was not paid on its due date and remains unpaid (whether due to suspension pursuant to Condition 3.2(a) or otherwise); and

         (b) all interest on interest which was not paid on its due date (whether due to a suspension pursuant to Condition 3.2(a) or otherwise) and which has accrued in accordance with Condition 3.2(b) and remains unpaid.

2.       STATUS AND SUBORDINATION OF THE CAPITAL NOTES

2.1      STATUS

         The Capital Notes constitute unsecured subordinated obligations of the Company and rank pari passu and without priority or preference among themselves. The Company's obligations in respect of the Capital Notes are guaranteed on a subordinated basis by BPC and certain Subsidiaries of BPC on the terms set out in the Deeds of Guarantee. None of the Company's directors, the directors of BPC and its Subsidiaries, the Trustee, the Organising Broker, the directors of any promoter or any other person other than the Guarantors guarantee the Company's obligations under the Deed and the Capital Notes in any way.

2.2      SUBORDINATION

         The obligations of the Company to the Noteholder under, and the rights of the Noteholder (or the Trustee on behalf of the Noteholder) against the Company in respect of, the Principal Amount of, and Accrued Interest and Unpaid Interest on, the Capital Notes are subordinated in point of priority and right of payment to, and rank behind, the claims of the Senior Creditors in Liquidation and in bankruptcy, reorganisation, insolvency, receivership or similar proceedings for the benefit of creditors. In addition, in Liquidation and upon the Commencement of Liquidation the claims of the Noteholder against the Company under and in respect of the Capital Notes in such Liquidation are subject to clause 3.15 of the Deed, limited to the Liquidation Amount. Payment of any amount due in respect of the Capital Notes is not permitted if the conditions described in clause 3.16 of the Trust Deed are not satisfied.

2.3      RELEVANT PROVISIONS OF DEED

         The Deed contains provisions restricting the remedies of the Trustee and the Noteholder in relation to the Capital Notes and providing that the Trustee and the Noteholder must hold on trust various amounts in favour of the Trustee and Senior Creditors. In the event of any conflict between the Deed and these Conditions, the Deed is to prevail.

3.       INTEREST

3.1      INTEREST RATE AND CALCULATION OF INTEREST

         Each Capital Note bears interest on the Principal Amount at the Interest Rate. Prior to the Closing Date, the Company will from time to time advise any change in the Interest Rate applicable to the Capital Notes. Such details will be notified by general announcement to the New Zealand Stock Exchange and will also be notified to investors by distribution of replacement Rate Cards. Following any such announcement, such Interest Rate shall apply until any further announcement is made by the Company. The Interest Rate applying with effect from the date of allotment in relation to a Capital Note will be specified in the Holding Certificate (if any) provided to each Noteholder pursuant to this Deed.

         Interest will be calculated on the Principal Amount of a Capital Note and will accrue daily from the date of allotment of the Capital Note on the basis of a 365-day year (subject to Condition 3.2). Interest will cease to accrue on each Capital Note on the earliest of:

         (a)      the Share Redemption Date;

         (b)      the Cash Redemption Date; and

         (c) the Commencement of Liquidation of the Company (but without prejudice to clause 3.15).

3.2      INTEREST AND UNPAID INTEREST

         (a)      ACCRUED INTEREST AND SUSPENSION OF INTEREST

                  Accrued Interest accrued during each Interest Period (and any Unpaid Interest) is payable on the Interest Date falling at the end of that Interest Period. The amount of interest payable on a Capital Note on each Interest Date (other than the first Interest Date) shall be determined as follows:

                  Interest Payment = Principal Amount of Capital Note x Interest
                                     --------------------------------     Rate
                                             4

                  The amount of interest payable on a Capital Note on the initial Interest Date shall be determined as follows:

                                                           Days elapsed between
                                                           date of allotment
                                                           and initial
                                                           Interest Date
                  Interest = Principal Amount x [Interes x --------------------]
                  Payment     of Capital Note     Rate            365

                  The Company may at any time on or prior to an Interest Date elect to suspend payment of any amount of Accrued Interest (or Unpaid Interest) or any part of such interest on the relevant Interest Date if the Board of the Company believes on reasonable grounds that:

                  (i) the Company, BPC, either Issuer, or any Guarantor has breached, or making the payment of interest, or such part of the interest (as the case may be), would, or would be likely to, result in the Company, BPC, either Issuer, or any Guarantor breaching the solvency test set out in section 4 of the Companies Act 1993 or any analogous provision in any other jurisdiction; or

                  (ii) the Company, BPC, either Issuer, or any Guarantor has breached, or the payment of interest, or such part of the interest (as the case may be), would, or would be likely to, result in the Company, BPC, either Issuer, or any Guarantor breaching any covenant, warranty or undertaking it has given to a Senior Creditor; or

                  (iii) the Company, has breached, or the payment of the interest, or such part of the interest (as the case may be), would, or would be likely to, result in the Company breaching any other legal obligation.

                  The Company may make such election to suspend in respect of either Tranche of Capital Notes or both in its absolute discretion. The Company will, if it is obliged to do so pursuant to clause 3.16 of this Deed, suspend the payment of any amount of Accrued Interest (or Unpaid Interest) on the relevant Interest Date.

         (b)      UNPAID INTEREST

                  All interest which is not paid on its due date (whether due to a suspension pursuant to Condition 3.2(a) or otherwise) will, so long as it remains unpaid, bear interest at the Interest Rate, accruing daily and compounded on each subsequent Interest Date. All such Unpaid Interest will fall due for payment on the subsequent Interest Date. The Company may, at its option and upon giving not more than 14 nor less than seven days' notice to Noteholders, or holders of the relevant Tranche of Capital Notes, as the case may be, (which notice may be accompanied by a post-dated cheque), pay all or part of such Unpaid Interest. If part only is paid, it must be paid on a pro rata basis across all Capital Notes or the relevant Tranche of Capital Notes, as the case may be. Unpaid Interest relating to any Interest Period may not be paid before the Unpaid

                  Interest relating to any earlier Interest Period has been paid. All Unpaid Interest will become due and payable in and upon the Commencement of Liquidation of the Company, but subject to Clause 3 of the Deed and Condition 2.2.

         (c)      NOTICE TO TRUSTEE

                  The Company covenants with the Trustee and each Noteholder that it will promptly notify the Trustee if the Company will not make a payment of interest on the Capital Notes when due in accordance with Condition 3.2(a), including if it intends to suspend payment of any interest in accordance with that clause.

         If the Company has elected to suspend payment of interest in accordance with this Condition, the Company is not obliged to pay that interest on the relevant Interest Date, and BPC has covenanted in the Deed not to pay any dividend on, or make any distribution in respect of, its shares (or take certain other actions) while any such interest remains unpaid. Any non-payment of interest on an Interest Date will not give rise to any right to accelerate payment of any amount due under a Capital Note and, in addition, if the Company has elected to suspend payment of Accrued Interest (or Unpaid Interest) on any Interest Date, non-payment of interest on that Interest Date does not constitute a default by the Company for any purpose.

3.3      PAYMENTS

         All payments in relation to a Capital Note may be satisfied by:

         (a)      POST

                  mailing cheques to the addresses of; or

         (b)      DIRECT CREDIT

                  direct credit to any bank account nominated in writing (prior to the Record Date) of,

                  in the case of any payment of Accrued Interest in relation to the initial Interest Period, the subscriber of the Capital Note, and in all other cases, the Noteholder entered in the Register on the Record Date. Such mailing or direct credit will occur prior to 5 p.m. on the relevant Interest Date (or, if that date is not a Business Day, the next Business Day after that date) or other date on which payment is required to be made.

3.4      WITHHOLDING TAX

         (a)      DEDUCTION FOR WITHHOLDING TAXES

                  Subject to Condition 3.4(b), all payments or credits to, or to the account of, Noteholders (including payments of, and credits in respect of, interest) will be made net of any tax in respect thereof required by law to be withheld, deducted or paid by the Company, except to the extent that the Company is satisfied that the Noteholder is exempt from any such tax or is a person in respect of whom any such withholding, deduction or payment is not required to be made. Any Noteholder claiming any such exemption or to be such a person must provide the Company with such evidence as the Company may from time to time require to satisfy itself in respect of the validity of that claim.

         (b)      APPROVED ISSUER LEVY

                  Noteholders to whom such is relevant may in writing request the Company to advise the basis, if any, upon which the Company, at no cost to itself, is prepared from time to time to deduct and pay the approved issuer levy (within the meaning of section 86F of the Stamp and Cheque Duties Act 1971) as an alternative to the exercise by the Company of its rights as referred to in Condition 3.4(a). The Company may make such arrangements with those Noteholders to pay the levy as it sees fit.

         (c)      TAXATION INDEMNITY FROM NOTEHOLDER

                  If, in relation to any Capital Note, the Trustee, the Company or BPC becomes liable to make any payment of, or on account of, tax payable by the Noteholder on or in relation to any Capital Notes, the Trustee, the Company and BPC are all indemnified by the Noteholder and the personal representatives or successor of that Noteholder (and, as concerns the Trustee, also by the Company) in respect of any such liability, and any moneys paid by the Trustee, the Company or BPC in respect of any such liability may be recovered by action from such Noteholder and the personal representatives or successor of such Noteholder (as the case may be) as a debt due to the Trustee, the Company or BPC, as the case may be. Nothing in this Condition prejudices or affects any other right or remedy of the Trustee, the Company or BPC.

4.       ELECTION TO RETAIN OR REDEEM CAPITAL NOTES

4.1      ELECTION NOTICE

         In relation to each Tranche, the Company must give to each holder of Capital Notes constituting that Tranche (and send a copy to the Trustee) not later than three Business Days after the Election Record Date for that Tranche a notice (an ELECTION NOTICE) specifying:

         (a)      NEW CONDITIONS

                  if applicable, the New Conditions (which, for the avoidance of doubt, may be a continuation of the then existing Conditions, other than the Election Date); and

         (b)      REDEEM CAPITAL NOTES

                  the proportion of Capital Notes which shall be compulsorily redeemed or purchased in accordance with Conditions 4.3(c) and
                  (d).

4.2      NOTEHOLDER'S ELECTION TO RETAIN OR REDEEM

         Unless the Company has given notice under Condition 4.1(b) that it will redeem or it, BPC or any of its Subsidiaries will purchase all Capital Notes in a particular Tranche on the Election Date, each holder of Capital Notes constituting the relevant Tranche must complete and sign the Election Notice and return it to the Company not later than the Notification Date and must indicate in the Election Notice, in relation to the proportion of Capital Notes he or she holds which will not be compulsorily redeemed or purchased by the Company, either or both of:

         (a)      RETAIN CAPITAL NOTES

                  the Capital Notes in respect of which the Noteholder accepts the New Conditions with effect from the Election Date; and

         (b)      REDEEM CAPITAL NOTES

                  the Capital Notes in relation to which the Noteholder does not accept the New Conditions and which, as a result, the Noteholder wishes to have redeemed in accordance with Condition 4.3(b) on the Election Date.

         If, in relation to a Capital Note:

         (c)      NO ELECTION NOTICE RECEIVED

                  the Company does not receive a properly completed Election Notice from the Noteholder on or before the Notification Date; or

         (d)      NO ELECTION INDICATED

                  to the extent that the Company receives an Election Notice, the Election Notice does not indicate whether or not the Noteholder elects to request redemption of all or part of the Capital Notes; or

         (e)      DENOMINATION AND MULTIPLES OF CAPITAL NOTES

                  to the extent that the Company receives an Election Notice, implementation of the election made by the Noteholder would result in him or her remaining a Noteholder of Capital Notes with a Principal Amount of less than $5,000 per Tranche, the Noteholder will be deemed to have accepted the New Conditions in respect of, in the case of (c) and (e) above, all such Capital Notes and, in the case of (d) above, such number of such Capital Notes in respect of which no such indication has been given.

4.3 REDEMPTION (BY WAY OF PAYMENT OF CASH OR ISSUE OF ORDINARY SHARES) OR PURCHASE ON ELECTION DATES

         (a)      COMPANY OPTION TO REDEEM

                  No later than 10 Business Days before and including the Election Date for a Tranche of Capital Notes, the Company may elect that either:

                  (i) it redeems, or that BPC or a Subsidiary of BPC purchases, for cash; or

                  (ii) it redeems by BPC issuing Ordinary Shares in accordance with Condition 4.4,

                  some or all of the Capital Notes of that Tranche held by a Noteholder irrespective of any election made by that Noteholder under Condition 4.2 (including if no election is made as contemplated by Condition 4.2(c) or (d)) by giving notice in writing of such election to Noteholders of the relevant Tranche.

         (b)      REDEMPTION OR PURCHASE FOR CASH

                  If the Company elects that it will redeem, or that BPC or a Subsidiary of BPC will purchase, for cash some or all of the Capital Notes in a particular Tranche, the Company must promptly notify Noteholders of that Tranche that such redemption or purchase of the Capital Notes for cash will occur on the Election Date, and such redemption or purchase for cash will be at the price calculated in accordance with Condition 4.3(d).

         (c)      PART REDEMPTION OR PURCHASE

                  (i) If the Company elects to exercise its rights under Condition 4.1 to redeem or purchase some but not all of the Capital Notes in a particular Tranche then any such redemption or purchase must be made on a pro rata basis across all Capital Notes in the relevant Tranche.

                  (ii) If following the receipt of Election Notices in relation to Capital Notes of a particular Tranche pursuant to Condition 4.2, the Company elects to exercise its right under Condition 4.3(a) to redeem or purchase, or to redeem by procuring that BPC issue Ordinary Shares, some but not all of the Capital Notes, then the particular Capital Notes redeemed or purchased shall be determined on the following basis:

                           (A) if as a result of exercising its right to redeem some of the Capital Notes by BPC issuing Ordinary Shares, the Company intends to redeem or purchase for cash Capital Notes having a Principal Amount which, in aggregate, is equal to or less than the aggregate Principal Amount of Capital Notes which Noteholders elected to redeem under Condition 4.2(b), such redemption or purchase shall be made by:

                                    (i)      if the Company elects that some of
                                             the Capital Notes are to be
                                             redeemed or purchased for cash, by
                                             redeeming for cash on a pro rata
                                             basis across those Capital Notes
                                             which Noteholders elected to redeem
                                             under Condition 4.2(b);

                                    (ii)     redeeming the balance of the
                                             Capital Notes which Noteholders
                                             elected to redeem under Condition
                                             4.2(b) by BPC issuing Ordinary
                                             Shares; and

                                    (iii)    if further Capital Notes are to be
                                             redeemed by the issue of Ordinary
                                             Shares, redeeming on a pro rata
                                             basis across remaining Noteholders;
                                             and

                           (B) if the Company elects to redeem or purchase for cash Capital Notes having a Principal Amount which, in aggregate, exceeds the aggregate Principal Amount of Capital Notes which Noteholders elected to redeem under Condition 4.2(b), such redemption or purchase shall be made by first, redeeming all Capital Notes which Noteholders elected to redeem under Condition 4.2(b) and, secondly, redeeming on a pro rata basis across all remaining Capital Notes of the relevant Tranche.

                  In making any redemption or purchase, the Company shall be entitled to adjust the number of Capital Notes to be redeemed in relation to any particular Noteholder to ensure each Noteholder maintains a Minimum Holding of Capital Notes in the relevant Tranche.

         (d)      CALCULATION OF REDEMPTION OR PURCHASE AMOUNT

                  For the purposes of Conditions 4.1, 4.3(b) and 4.5, the redemption or purchase price, as the case may be, payable for the Capital Notes will be the amount equal to the aggregate of:

                  (i) the Principal Amount of the Capital Notes to be redeemed or purchased; and

                  (ii) the Accrued Interest and Unpaid Interest in respect of such Capital Notes.

         (e)      REDEMPTION AT REQUEST OF NOTEHOLDER

                  Subject to Condition 4.3(a), the Company will redeem, or procure that BPC or a Subsidiary of BPC will purchase, for cash all Capital Notes in relation to which a Noteholder has requested redemption under Condition 4.2(b). Such redemption or purchase for cash will occur on the Election Date and at the price calculated in accordance with Condition 4.3 (d).

4.4      REDEMPTION OF CAPITAL NOTES BY THE ISSUE OF ORDINARY SHARES

         (a) BPC undertakes to effect redemption of those Capital Notes of the relevant Tranche which were the subject of a notice under Condition 4.3(a)(ii), by issuing to the relevant Noteholder on the Election Date such number (fractions being rounded down to the nearest whole number) of Ordinary Shares as have an aggregate Value equal to the aggregate as at the Election Date (less any withholdings or deductions required by law) of the Principal Amounts of, and Accrued Interest and Unpaid Interest on, any Capital Notes which are held by the Noteholder which the Company has elected to redeem by BPC issuing Ordinary Shares.

                  In these Conditions:

                  (i) VALUE means the New Zealand Dollar Equivalent of the amount which is determined by the Company to be 95 per cent. of the weighted average sale prices of an Ordinary Share of BPC sold on the Australian Stock Exchange during the period of 10 Business Days immediately prior to the Election Date on which Ordinary Shares were bought and sold (and adjusted to eliminate the effect of any dividend entitlement, share buyback, consolidation or similar transaction reflected in such price to which the Noteholder would not be entitled), or, if no Ordinary Share of BPC was sold on the Australian Stock Exchange during that period, the last sale price of an Ordinary Share of BPC sold on the Australian Stock Exchange prior to such period.

                  (ii) NEW ZEALAND DOLLAR EQUIVALENT means at any date, and in relation to an amount denominated in Australian Dollars, the amount in New Zealand Dollars which is equal to that amount calculated at the spot rate of exchange for those currencies quoted to the Company by its bankers for value on the relevant date.

                  Each Ordinary Share issued in accordance with this Condition will rank pari passu with the Ordinary Shares of BPC then on issue, except that such Ordinary Shares will not carry any rights to any dividend or other distribution declared or paid or made on such Ordinary Shares by reference to a record date prior to the Election Date. Letters of allotment or certificates in respect of Ordinary Shares so issued will be posted to the relevant Noteholders on, or as soon as practicable after, the Election Date.

         (b)      ALTERNATIVES TO REDEMPTION BY THE ISSUE OF ORDINARY SHARES

                  If, at any time, BPC is unable lawfully to issue Ordinary Shares to Noteholders in redemption of Capital Notes in accordance with these Conditions, or the Ordinary Shares of BPC cease to be eligible to be quoted on the Australian Stock Exchange, the Capital Notes will be unaffected and continue to exist on their then terms (including as to Interest Rate) until the Election Date. If on the Election Record Date, BPC remains unable to issue Ordinary Shares, or its Ordinary Shares remain ineligible to be quoted, and the Trustee is not satisfied that such Ordinary Shares will become eligible to be so quoted within 30 days, all rights of redemption by way of the issue of Ordinary Shares will be suspended and the Company is to elect (such election to be notified to Noteholders within the same time periods applicable to Election Notices under Condition 4.1), whether the Capital Notes or any proportion of the Capital Notes will be compulsorily redeemed in accordance with Condition 4.3 or be deemed to be rolled over on the following terms:

                  (i) the Interest Rate to apply to the Capital Notes from the Election Date to the Replacement Election Date (as determined in Condition 4.4(b)(ii)) will be the Swap Rate as at the Election Date for a period of two years plus a margin of 5 per cent per annum; and

                  (ii) the Election Date will be replaced by a new Election Date selected by the Company (which must be a date which is not more than two years from the

                           Election Date (or if that date is not a Business Day, the next Business Day after that date) (the Replacement Election Date)).

                  If, on the Replacement Election Date, BPC is unable lawfully to issue Ordinary Shares to Noteholders in redemption of Capital Notes in accordance with these Conditions or the Ordinary Shares of BPC cease to be eligible to be quoted on the Australian Stock Exchange, this Condition 4.4(b) will apply again with the necessary modifications.

4.5      COMPULSORY REDEMPTION

         If as a result of a general offer to purchase made to some or all holders of the Ordinary Shares, any person, whether acting alone or in concert with any other person:

         (a) is, or is entitled to become, the holder (absolutely or beneficially and whether directly or indirectly) of all Ordinary Shares; or

         (b) has or will have the right to cast all votes on a poll at a general meeting of BPC on a matter on which holders of Ordinary Shares are entitled to vote,

         but no offer is made to Noteholders to purchase all of the Capital Notes of the relevant Tranche, then the Company must prior to the next Election Date for a Tranche, give notice to all Noteholders of the relevant Tranche within the same time period applicable to Election Notices under Condition 4.1. The Company, BPC or any of its Subsidiaries shall offer to redeem or purchase all Capital Notes of the relevant Tranche on that next Election Date (and such redemption or purchase must occur on that Election Date at the price calculated in accordance with Condition 4.3(d)). The Company may also, in addition, offer New Conditions in respect of the relevant Capital Notes to apply as from that next Election Date. If New Conditions are offered, each Noteholder of the relevant Tranche must then make an election within the same time period applicable to Election Notices delivered under Condition 4.1. If no New Conditions are offered or a Noteholder elects that the Company redeems or purchases (or procures the purchase of) his or her Capital Notes, such redemption or purchase must occur on that Election Date at the price calculated in accordance with Condition 4.3(d). If a Noteholder elects to accept the New Conditions, those New Conditions will apply from the next Election Date. If New Conditions are offered and a Noteholder does not make an election, the Noteholder will be deemed to have accepted the New Conditions in respect of such number of Capital Notes in respect of which no election is made.

4.6      SHARE REGISTER

         All Ordinary Shares issued upon the redemption of Capital Notes will be validly issued and be entered on the Ordinary Share register of BPC.

4.7 SURRENDER OF HOLDING CERTIFICATES ON REDEMPTION BY THE ISSUE OF ORDINARY SHARES

         (a)      REDEMPTION BY THE ISSUE OF ORDINARY SHARES AND NEW
                  CERTIFICATES

                  Every Noteholder must, if and to the extent so required by the Company as a condition precedent to:

                  (i) the issue of Ordinary Shares in redemption of Capital Notes, surrender the Holding Certificate (if any) and provide the holder and FASTER identification numbers in respect of such Capital Notes to the Company; and

                  (ii) the issue of a new certificate in accordance with Clause 2.6 of the Deed, surrender the existing Holding Certificate (if any) and, if necessary, provide the holder and FASTER identification numbers to the Company or the Registrar.

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         (b)      PURCHASE OR REDEMPTION (BY WAY OF PAYMENT OF CASH OR ISSUE OF
                  ORDINARY SHARES)

                  Every Noteholder must immediately surrender to the Company, or the Registrar, the Holding Certificate (if any) and provide the holder and FASTER identification numbers in respect of such Capital Notes to be purchased or redeemed pursuant to Conditions 4.3 to 4.5.

         (c)      CANCELLATION OF HOLDING CERTIFICATE NOT SURRENDERED

                  The Registrar is entitled, at the option of the Company, to cancel, or to enter the Company in the Register as the Noteholder of, and issue a substitute Holding Certificate (together with holder and FASTER identification numbers) for, any Capital Notes relating to the Holding Certificate (if any) not so surrendered.

4.8      CAPITAL NOTES HELD BY SUBSIDIARIES

         Notwithstanding these Conditions, this Condition 4 (other than Condition 4.9) will not apply to any Capital Note already held by BPC or a wholly owned Subsidiary of BPC on the Notification Date.

4.9 CANCELLATION ON REDEMPTION (BY WAY OF PAYMENT OF CASH OR ISSUE OF ORDINARY SHARES) OR PURCHASE

         Each Capital Note which is redeemed by the issue of an Ordinary Share or otherwise redeemed in accordance with the Conditions is and will be deemed to be cancelled, and neither the Company, BPC, nor the Trustee will have any further liabilities or obligations in respect of that Capital Note or the relevant Noteholder. Each of BPC and its Subsidiaries may at any time purchase a Capital Note for its own account. Each Capital Note so purchased by BPC or a wholly owned Subsidiary of BPC will be cancelled and neither the Company, BPC nor the Trustee will have any further liabilities or obligations in respect of that Capital Note or the relevant Noteholder.

4.10     CALL OPTION

         The Company may at any time after the first anniversary of the Opening Date upon giving Noteholders 45 days' written notice, require redemption of all or any portion of all of the Capital Notes. If the Company proposes to redeem any portion of the Capital Notes, such redemption must be made on a pro rata basis across all Noteholders. The Company further agrees that if a pro-rata redemption would result in a Noteholder holding:

         (a) less than a Minimum Holding in relation to a Tranche of Capital Notes, then the Company will redeem all Capital Notes of the relevant Tranche held by that Noteholder; or

         (b) Capital Notes of a Tranche in a Principal Amount other than $5000 and integral multiples of $1000 thereafter, the Company shall redeem such number of Capital Notes of the relevant Tranche which will result in the Noteholder's holding being reduced to a Principal Amount of the nearest of $5000 and integral multiples of $1000 thereafter; and, in each case such redemptions shall be made at the same time, and at the same price, at which the Company exercises its rights under this call option.

         If the Company exercises its right to redeem all or any portion of the Capital Notes pursuant to this Condition, the redemption price paid to Noteholders for each Capital Note shall be determined as follows:

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         (c)      in relation to Five Year Notes:

                  (i) if redeemed prior to the second anniversary of the Opening Date, 103% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date;

                  (ii) if redeemed prior to the third anniversary but on or after the second anniversary of the Opening Date, 102% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date;

                  (iii) if redeemed prior to the fourth anniversary but on or after the third anniversary of the Opening Date, 101% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date;

                  (iv) if redeemed prior to 15 December 2008 but on or after the fourth anniversary of the Opening Date, 100% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date;

         (d)      in relation to Eight Year Notes:

                  (i) if redeemed prior to the second anniversary of the Opening Date, 106% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date;

                  (ii) if redeemed prior to the third anniversary but on or after the second anniversary of the Opening Date, 105% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date;

                  (iii) if redeemed prior to the fourth anniversary but on or after the third anniversary of the Opening Date, 104% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date;

                  (iv) if redeemed prior to the fifth anniversary but on or after the fourth anniversary of the Opening Date, 103% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date;

                  (v) if redeemed prior to the sixth anniversary but on or after the fifth anniversary of the Opening Date, 102% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date;

                  (vi) if redeemed prior to the seventh anniversary but on or after the sixth anniversary of the Opening Date, 101% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date; and

                  (vii) if redeemed prior to 15 November 2011 but on or after the seventh anniversary of the Opening Date, 100% of the Principal Amount of the Capital Note and all Accrued Interest and Unpaid Interest in relation to that Capital Note determined at the redemption date.

                                                                              54

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5.       TRANSFERS AND REPLACEMENTS OF CAPITAL NOTES

5.1      TRANSFERS

         Capital Notes may be transferred in minimum Principal Amounts of $1,000 per Tranche or such lesser amount as the Company may from time to time permit subject to this Condition 5, provided that, following any such transfer, the transferee holds Five Year Capital Notes and Eight Year Capital Notes, in each case with a minimum Principal Amount of $5,000 (the MINIMUM HOLDING).

5.2      FORM OF TRANSFER

         Subject to these Conditions and the Deed, a Noteholder may transfer any Capital Note held by him or her by:

         (a)      WRITTEN INSTRUMENT

                  a written instrument of transfer in the usual or common form signed by the transferor and the transferee; or

         (b)      FASTER SYSTEM

                  means of the FASTER system operated by the New Zealand Stock Exchange; or

         (c)      OTHER METHOD

                  any other method of transfer of marketable securities which is not contrary to any law and which may be operated in accordance with any Listing Rules, and which is approved by the Company.

5.3      REGISTRATION PROCESS

         (a)      TRANSFERS OTHER THAN THROUGH FASTER

                  The following provisions apply to instruments of transfer other than any transfer under Condition 5.2(b):

                  (i) the instrument of transfer must be left at the Registry accompanied by the Holding Certificate (if any) in respect of the Capital Notes to be transferred or such other evidence as the Registrar or the Trustee requires to prove the transferor's title to, or right to transfer, the Capital Notes including the relevant holder and FASTER identification number, together with evidence that any applicable duties and taxes required to be paid by any relevant legislation in order for the Capital Notes to be transferred have been paid; and

                  (ii) on registration of a transfer of a Capital Note, the Holding Certificate (if any) evidencing that Capital Note will be cancelled and replaced.

         (b)      FEES

                  The Company will direct the Registrar not to charge a fee to any Noteholder for:

                  (i)      registering transfers of Capital Notes; or

                  (ii) splitting Holding Certificates in relation to Capital Notes; or

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                  (iii)    issuing Holding Certificates (where bound to do so)
                           and transmission receipts in relation to Capital Notes; or

                  (iv) using holder or FASTER identification numbers in relation to Noteholders; or

                  (v) effecting conversions between sub-registers (if any) of the Register; or

                  (vi)     noting transfer forms in relation to Capital Notes,

                  except in the case where Holding Certificates, or any information necessary to effect a transfer of Capital Notes are issued to replace a lost or destroyed Holding Certificate.

5.4      TRANSFERS MUST BE REGISTERED

         Subject to this Condition 5, the Company must direct the Registrar not to refuse to register or fail to register or give effect to, a transfer of Capital Notes.

5.5      REFUSAL TO REGISTER TRANSFERS

         The Company may direct the Registrar to refuse to register any transfer of Capital Notes where these Conditions, the Deed, any Listing Rules or any applicable legislation permits, or requires the Company to do so.

5.6      NOTICE OF REFUSAL TO REGISTER

         Where registration of a transfer of Capital Notes is refused under Condition 5.5, the Company must direct the Registrar to give written notice of the refusal and the precise reasons for the refusal to the party lodging the transfer, if any, within five Business Days after the date on which the transfer was lodged. The failure to give such a notice will not invalidate the decision not to register.

5.7      RETENTION OF TRANSFERS

         The Company is to direct the Registrar to retain all instruments of transfer of Capital Notes which are registered, but any instrument of transfer of Capital Notes the registration of which was declined or refused (except on the ground of suspected fraud) is to be returned to the party lodging the transfer.

5.8      POWERS OF ATTORNEY

         Any power of attorney granted by a Noteholder empowering the donee to deal with, or transfer Capital Notes, which is lodged, produced or exhibited to the Registrar will be deemed to continue and remain in full force and effect as between the Company, the Trustee, the Registrar and the grantor of that power, and may be acted on, until express notice in writing that it has been revoked or notice of the death of the grantor has been received at the Registry.

5.9      TRANSMISSION BY OPERATION OF LAW

         Any person becoming entitled to any Capital Note by operation of law (including the death or bankruptcy of any Noteholder) may, upon producing such evidence of entitlement as is acceptable to the Company, obtain registration as the Noteholder of such Capital Note or execute a transfer of such Capital Note. This provision includes any case where a person becomes entitled as a survivor or persons registered as joint Noteholders.

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

5.10     REPLACEMENT OF HOLDING CERTIFICATES

         If any Holding Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the office of the Registrar upon payment by the claimant of the fees and expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Company and the Registrar may require. Mutilated or defaced Holding Certificates must be surrendered before replacements will be issued. The Registrar may decline to register any transfer unless the relevant Holding Certificate is produced, but may in its discretion dispense with production of the Holding Certificate subject to production instead of such indemnity or declaration of loss as it may require.

5.11     NOTICES

         All notices given by Noteholders in accordance with these Conditions will be irrevocable.

5.12     SALE OF LESS THAN MINIMUM HOLDING

         The board of the Company may at any time give notice to any Noteholder holding less than a Minimum Holding of Capital Notes that if at the expiration of three months after the date the notice is given the Noteholder still holds Capital Notes which are less than a Minimum Holding, the Board may exercise the power of sale of those Capital Notes set out in this Condition 5.12. If that power of sale becomes exercisable:

         (a) the Board may arrange for the sale of those Capital Notes through the New Zealand Stock Exchange or in some other manner approved by the New Zealand Stock Exchange;

         (b) the Noteholder shall be deemed to have authorised the Company to act on the Noteholder's behalf and to execute all necessary documents for the purposes of that sale;

         (c) the Company shall account to the Noteholder for the net proceeds of sale of the Capital Notes (after deduction of reasonable sale expenses), which shall be held on trust for the Noteholder by the Company and paid to the Noteholder on surrender of any Holding Certificates for the Capital Notes sold; and

         (d) the title of a purchaser of any notes sold pursuant to this Condition 5.12 shall not be affected by any irregularity or invalidity in the exercise of the power of sale or the sale itself.

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SCHEDULE 3: MEETING OF NOTEHOLDERS

1.       CONVENING MEETINGS

         (a)      REQUEST FOR MEETING

                  The Company or the Trustee at any time may, and the Company upon a request in writing by the Trustee or by Noteholders holding together not less than 10 per cent. of the aggregate Principal Amount of the Capital Notes must, convene a meeting of the Noteholders. Whenever the Company or the Trustee convenes any such meeting it must give notice to the other, to the New Zealand Stock Exchange (at any time while the Capital Notes are quoted) and to the Noteholders.

         (b)      PLACE FOR MEETINGS

                  Meetings will be held in Auckland, or such other place as the Trustee approves.

         (c)      NATURE OF BUSINESS

                  Any request by Noteholders holding together not less than 10 per cent. of the aggregate Principal Amount of the Capital Notes to convene a meeting must state the nature of the business proposed to be dealt with at the meeting.

2.       NOTICE TO NOTEHOLDERS

         Notice must be given to every Noteholder entered in the Register at the close of business 14 days prior to the date of despatch of the notice by ordinary post to the address last entered in the Register.

3.       NOTICE OF MEETING

         (a)      NOTICE PERIOD

                  At least 14 days' notice (excluding the day on which the notice is given and including the day on which the meeting is held) specifying the day, time and place of meeting must be given. Such notice need not contain the agenda of the meeting, nor specify the terms of the resolutions to be proposed (except in the case of a resolution to be passed as an Extraordinary Resolution where the text of the proposed resolution must be set out), but must indicate the general nature of the business to be transacted at the meeting.

         (b)      WAIVER OF NOTICE PERIOD

                  Notwithstanding that it is called by shorter notice than that specified in this clause, a meeting will be deemed to have been duly called if it is so agreed by Noteholders having a right to attend and vote at the meeting, and together holding not less than 75 per cent. of the aggregate Principal Amount of the Capital Notes concerned (unless otherwise required by law, including clause 3 of the fifth schedule to the Securities Regulations 1983).

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

         (c)      ACCIDENTAL OMISSION

                  The accidental omission to give notice to, or the non-receipt of notice by, any person entitled to notice (including the New Zealand Stock Exchange, but not the Company or the Trustee) will not invalidate the proceedings of any meeting.

4.       CHAIRPERSON

         A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee will be entitled to chair every such meeting, but if no such nomination is made, or if at any meeting the person nominated is not present within 15 minutes after the time appointed for the holding of such meeting, the Noteholders present must choose one of their number to chair the meeting.

5.       QUORUM

         At any such meeting two or more Noteholders present in person or by proxy and holding or representing not less than 25 per cent. of the aggregate Principal Amount of the Capital Notes will form a quorum for the transaction of business, and no business (other than the choosing of chairperson) may be transacted at any meeting unless the requisite quorum is present at the commencement of business.

6.       LACK OF QUORUM AND ADJOURNMENT

         (a)      ADJOURNMENT FOR LACK OF QUORUM

                  If, within 30 minutes after the time appointed for any such meeting, a quorum is not present the meeting will stand adjourned for such period, not being less than 14 days, as may be appointed by the Chairperson. At least seven days' notice (excluding the day in which notice is given and including the day in which the adjourned meeting is held) specifying the day, time and place of the adjourned meeting must be given. At such adjourned meeting two or more persons present in person or by proxy holding Capital Notes (whatever the number of Capital Notes so held or represented) will form a quorum and have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place (including the passing of an Extraordinary Resolution) had a quorum been present at such meeting.

         (b)      BUSINESS AT ADJOURNED MEETING

                  In addition to paragraph (a) above, the Chairperson may with the consent of (and will if directed by) any meeting adjourn the same from time to time and from place to place, but no business may be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

         (c)      NOTICE OF ADJOURNED MEETING

                  It is not necessary to give notice of any adjourned meeting except that notice of any meeting adjourned through lack of a quorum must be given in the same manner as notice of an original meeting (except in relation to the period of notice) and such notice must state the quorum required at such adjourned meeting.

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

7.       ATTENDANCE AND VOTING AT MEETINGS

         (a)      ATTENDANCE AT MEETINGS

                  Other than the Trustee, the Company and their representatives (who may attend but may not vote (except in the case of the Trustee where it is acting on behalf of a Noteholder)), no person will be entitled to attend and vote at any meeting of the Noteholders or to join with others in requesting the convening of any such meeting unless he or she is a person registered as Noteholder on the Register or is a representative of such person.

                  In this clause, a representative of a Noteholder means:

                  (i) in the case of a Noteholder being an individual a person appointed by an instrument by way of proxy or by power of attorney (in either case, in a form satisfactory to the Trustee);

                  (ii) in the case of a Noteholder being a corporation either:

                           (A) a person appointed by an instrument by way of proxy or by power of attorney; or

                           (B) a person authorised pursuant to clause 10 of the First Schedule to the Companies Act 1993 or in the case of a corporation sole a person authorised pursuant to its constitution; or

                  (iii) a person upon whom the ownership of a Noteholder's Capital Note has devolved by reason of his being a legal representative or an assignee in bankruptcy or liquidator of the Noteholder, or such person's representative appointed or authorised under (i) or
                           (ii) above.

         (b)      VOTING AT MEETINGS

                  At a meeting, the persons registered as Noteholders in the Register at the Proxy Closing Time will be exclusively entitled to vote in respect of Capital Notes recorded in their name, in person or by representative. For the purpose of establishing voting entitlements at a meeting, the Register will be closed as of close of business on the Business Day immediately preceding the day on which the Proxy Closing Time falls and will remain closed until after the relevant meeting has been closed or adjourned.

         (c)      NOTEHOLDER'S REPRESENTATIONS

                  The Trustee, or any of its officers or employees, may be appointed a representative of a Noteholder.

         (d)      TRUSTEE MUST ATTEND MEETINGS

                  To be validly constituted, the Trustee must be present at every meeting convened in accordance with this Schedule.

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8.       PROXIES

         (a)      IN WRITING

                  The instrument appointing a proxy must be in writing signed by the appointor or the appointor's attorney, or if the appointor is a corporation either under seal or signed on its behalf by an officer, attorney, director or other person who has actual authority to appoint a proxy on behalf of such corporation.

         (b)      RIGHT TO SPEAK

                  A person appointed to act as a proxy need not be a Noteholder and a proxy of a Noteholder has the right to speak at the meeting.

         (c)      INSTRUMENT OF APPOINTMENT

                  The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a copy of such power or authority certified in such manner as the Trustee approves must be deposited at such place as (or a facsimile copy of such proxy and power of attorney must be received at such facsimile number as) the Trustee or the Company with the approval of the Trustee may in the notice convening the meeting direct or (if no such place is appointed) at the registered office of the Company not later than the Proxy Closing Time.

                  A proxy form shall be sent with each notice of meeting of Noteholders and:

                  (i) shall, so far as the subject matter and form of the resolutions reasonably permit provide for 2-way voting on all resolutions, enabling the Noteholders to instruct the proxy as to the casting of the vote; and

                  (ii) shall not be sent with any name or office (e.g. chairperson or directors of the Company) filled in as proxy holders. So far as is practicable, resolutions shall be formed in a manner which facilitates 2-way voting instructions for proxy holders.

         (d)      FORM OF INSTRUMENT OF APPOINTMENT

                  An instrument of proxy may be in any usual or common form or in such other form as the Trustee approves and may make provision for directions to be given by the appointor to vote in favour of or against any proposed resolution.

         (e)      VALIDITY OF PROXY

                  A proxy will, unless it states otherwise, be valid for any adjournment of the meeting as well as for the meeting to which it relates and need not be witnessed. Notwithstanding any provision contained in an instrument of proxy, no instrument of proxy will be valid after the expiration of 12 months from the date of its execution, although this provision does not apply to the appointment of an attorney or representative otherwise than by an instrument of proxy.

         (f)      APPOINTMENT OF CHAIRPERSON

                  An instrument of proxy in favour of:

                  (i)      the chairperson of the Company; or

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                  (ii)     the chairperson of the meeting, or "the Chairperson",

                  (however expressed) will be valid and effectual as though it were in favour of a named person and will in the case of paragraph (i) above constitute the person holding the office of the chairperson of the Company and in the case of paragraph
                  (ii) above the person who chairs the meeting for which the proxy is used (whether an adjournment or not) the lawful proxy of the appointor.

9.       RIGHTS OF REPRESENTATIVES

         A representative of a Noteholder will have the right to speak at the meeting and to demand or join in demanding a poll and will (except and to the extent to which the representative is specifically directed to vote for or against any proposal) have power generally to act at the meeting for the Noteholder concerned.

10.      VOTING PROCEDURE AND POLLS

         (a)      VOTING ON RESOLUTIONS

                  A resolution put to the vote of a meeting will be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairperson or the Trustee or by one or more Noteholders holding or representing not less than five per cent. of the aggregate Principal Amount of the Capital Notes. Unless a poll is so demanded a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost will be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

         (b)      NOTEHOLDERS' ENTITLEMENT TO VOTES

                  On a show of hands each person present at the meeting and entitled to vote (whether personally, by proxy or as a representative) will have one vote only. On a poll every Noteholder who is present in person, by proxy or by a representative will have one vote for each dollar of the Principal Amount of every Capital Note held by the Noteholder.

         (c)      CONDUCT OF POLL

                  If a poll is required, it will be taken in such manner as the chairperson may direct and the result of such poll will be deemed to be the resolution of the meeting at which the poll was required.

         (d)      CASTING VOTE

                  In the case of an equality of votes whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands takes place or at which the poll is demanded will be entitled to a casting vote in addition to the votes (if any) to which the chairperson may be entitled as a Noteholder or on behalf of Noteholders.

         (e)      TIMING OF POLL

                  A poll demanded on the election of a chairperson or on a question of adjournment must be taken forthwith. A poll demanded on any other question must be taken either immediately or at such time (not being more than 30 days from the date of the meeting) and place as the chairperson may direct. The result of such poll will be

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

                  deemed to be the resolution of the meeting at which the poll was demanded. No notice need be given of a poll.

         (f)      CONTINUANCE OF MEETING FOLLOWING POLL

                  The demand for a poll will not prevent the continuance of a meeting for the transaction of business other than the question on which the poll has been demanded.

         (g)      VOTING ON POLL

                  On a poll, votes may be given either personally or by representative, and a person entitled to more than one vote need not use all such votes or cast all such votes in the same way.

         (h)      JOINT NOTEHOLDERS

                  In the case of joint Noteholders, the vote of the senior who tenders a vote, whether in person or by representative, will be accepted to the exclusion of the votes of the other joint Noteholders, and for this purpose seniority will be determined by the order in which the names stand in the Register in respect of the joint holding.

         (i)      VALIDITY OF VOTES CAST

                  A vote given in accordance with the terms of an instrument of proxy or power of attorney or other form will be valid notwithstanding the previous death, insanity or (in the case of a corporation) liquidation of the principal or revocation of the proxy or power of attorney or other form of appointment or the authority under which the proxy was executed or the transfer of the Capital Notes in respect of which the vote is given provided that no intimation in writing of such death, insanity, liquidation, revocation or transfer is received by the Trustee or the Company at its registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

         (j)      RESOLUTION BINDING ON NOTEHOLDERS

                  A resolution passed at a meeting of the Noteholders duly convened and held in accordance with this Deed will be binding upon all the Noteholders whether present or not at such meeting.

11.      EXTRAORDINARY RESOLUTIONS

         A meeting of the Noteholders, in addition to the powers expressed in this Deed, but without prejudice to any powers conferred on the Trustee by this Deed, has the following powers exercisable by Extraordinary Resolution namely:

         (a)      SANCTION PROPOSAL IN RESPECT OF THE DEED OR CAPITAL NOTES

                  to sanction, either unconditionally or conditionally, any proposal by the Company for any modification, abrogation, novation, variation of, or arrangement in respect of, the rights of the Noteholders against it arising under this Deed, the Capital Notes or any Deed of Guarantee;

         (b) ASSENT TO MODIFICATION OF HOLDING CERTIFICATES, THE CONDITIONS OR THE DEED

                  to assent to any proposal for modification of the Holding Certificates (if any), the Conditions, this Deed or any Deed of Guarantee which is proposed by the Company;

         (c)      AUTHORISE EXECUTION OF DOCUMENTS

                  to authorise any person or persons to concur in and execute all such documents and do all such acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

         (d)      DISCHARGE LIABILITY

                  subject to section 62 of the Securities Act 1978, to discharge or exonerate any person or persons from any liability in respect of any act or omission for which such person or persons may have become responsible under this Deed, the Capital Notes or any Deed of Guarantee;

         (e)      AUTHORISE, DIRECT OR SANCTION

                  to give any authority, direction or sanction or approval which under the provisions of this Deed, the Capital Notes or any Deed of Guarantee is required to be given by Extraordinary Resolution;

         (f)      REMOVE TRUSTEE

                  to request the removal of the Trustee and to approve the appointment of a new trustee;

         (g)      APPOINT COMMITTEE OF NOTEHOLDERS

                  to appoint any persons (whether or not Noteholders) as a committee or committees to represent the interest of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution; and

         (h)      DIRECT OR REQUEST TRUSTEE

                  to direct or request the Trustee to take such action or do such things as the Trustee may lawfully do under this Deed or any Deed of Guarantee and to authorise the Trustee to deduct its costs and expenses from any amount received by the Trustee on account of Noteholders, to the extent such additional authority may be required.

         An Extraordinary Resolution or ordinary resolution passed in accordance with this Schedule 3 will be binding upon all the Noteholders and each of the Noteholders and the Trustee (subject to the provisions of the Trustee's indemnity contained in this Deed) will be bound to give effect to that resolution accordingly and the passing of any such Extraordinary Resolution or ordinary resolution will, as between the Noteholders and the Trustee, be conclusive evidence that the circumstances justify the passing thereof.

12.      MINUTES

         Minutes of all resolutions and proceedings at every meeting of Noteholders must be made and duly entered in records to be from time to time maintained for that purpose at the expense of the Company by the Trustee. Any such minutes signed by the chairperson of the meeting at which such resolutions were passed or proceedings transacted, or by the chairperson of the next succeeding meeting of the Noteholders, will be prima facie evidence of the matters recorded in them. Until the contrary is proved, every meeting whose proceedings have been so minuted and signed will be deemed to have been duly held and convened and all resolutions passed or proceedings transacted to have been duly passed and transacted. Copies of all minutes must be given by the Trustee to the Company as soon as possible after each meeting.

13.      CLASS MEETINGS

         If and whenever the Company has issued and has outstanding any Capital Notes which are not identical (other than for Interest Rates, Interest Dates and Election Dates) and do not form one single series (and for this purpose the Five Year Notes and Eight Year Notes may, but need not, form a separate series) then those Capital Notes which are in all respects so identical will be deemed to constitute a separate series of the Capital Notes and the foregoing provisions of this Schedule will have effect subject to the following modifications:

         (a)      MEETINGS OF SEPARATE CLASS OF NOTEHOLDERS

                  a resolution which in the opinion of the Trustee affects one series only of the Capital Notes will be deemed to have been duly passed if passed at a separate meeting of the Noteholders of Capital Notes of that series;

         (b)      SINGLE MEETING OF NOTEHOLDERS

                  a resolution which in the opinion of the Trustee affects more than one series of the Capital Notes, but does not give rise to a conflict of interest between the Noteholders of Capital Notes of any of the series so affected will be deemed to have been duly passed if passed at a single meeting of the Noteholders of the Capital Notes of all series so affected;

         (c)      SEPARATE MEETINGS OF EACH CLASS OF NOTEHOLDERS

                  a resolution which in the opinion of the Trustee affects more than one series of the Capital Notes and gives or may give rise to a conflict of interest between the Noteholders of the Capital Notes of one series or group of series so affected and the Noteholders of the Capital Notes of another series or group so affected will be deemed to have been duly passed only if in lieu of being passed at a single meeting of the Noteholders of the Capital Notes of all such series it will be duly passed at separate meetings of the Noteholders of the Capital Notes of each series or group of series so affected; and

         (d)      PROCEDURE AT MEETINGS

                  to all such meetings under this clause all the preceding provisions of this Schedule will mutatis mutandis apply as though references therein to Capital Notes and Noteholders were references to the Capital Notes of the series or group of series in question and to the Noteholders of such Capital Notes respectively.

14.      GROUP MEETINGS

14.1 A meeting of the Noteholders in an Interest Group (as defined in the Companies Act 1993 and as modified in clause 5.2(j) of this Deed) may be called by the Trustee or the Company at any time, and shall be called on the written request of holders of Capital Notes carrying together not less than 5% of the voting rights entitled to be exercised on any of the questions to be considered at the meeting of the group in question. All the provisions of this Deed relating to meetings of Noteholders apply, with all necessary modifications, to a meeting of an Interest Group except that:

         (a) the necessary quorum is two or more Noteholders in the group present in person or by proxy or representative, or, if there is only one Noteholder in the group, that Noteholder present in person or by proxy or representative;

         (b) if the Company so elects, one meeting may be held of Noteholders constituting more than one group, so long as voting at that meeting is by way of a poll, and proper arrangements are made to distinguish between the votes of members of each group; and

         (c) any Noteholder in the group, present in person or by proxy or representative, may demand a poll.

SCHEDULE 4: EXISTING JOINT VENTURES

--------------------------------------------------------------------------------
JOINT VENTURE                                      JURISDICTION OF INCORPORATION
--------------------------------------------------------------------------------
Fresh Start Bakeries Australia Pty Limited         Australia
--------------------------------------------------------------------------------
Levaduras Collico SA                               Chile
--------------------------------------------------------------------------------
Meishan-Mauri Yeast Co Ltd                         China
--------------------------------------------------------------------------------
Gelec                                              Ecuador
--------------------------------------------------------------------------------
P.T. Indo Fermex                                   Indonesia
--------------------------------------------------------------------------------
P.T. Jaya Fermex                                   Indonesia
--------------------------------------------------------------------------------
P.T. Sama Indah                                    Indonesia
--------------------------------------------------------------------------------
P.T. Sinar Meadow International Ltd                Indonesia
--------------------------------------------------------------------------------
Ardigillan                                         Ireland
--------------------------------------------------------------------------------
Greenoge                                           Ireland
--------------------------------------------------------------------------------
Gulistan                                           Ireland
--------------------------------------------------------------------------------
Killeek                                            Ireland
--------------------------------------------------------------------------------
Kingswinford Ltd                                   Ireland
--------------------------------------------------------------------------------
Kinter International Ltd                           Ireland
--------------------------------------------------------------------------------
Knaresboro Ltd                                     Ireland
--------------------------------------------------------------------------------
Knowsley Ltd                                       Ireland
--------------------------------------------------------------------------------
Proofex Products Company                           Ireland
--------------------------------------------------------------------------------
Yeast Products Limited                             Ireland
--------------------------------------------------------------------------------
Mauri Fermentation (Malaysia) Sdn Bhd              Malaysia
--------------------------------------------------------------------------------
Mauri Fermentation Pakistan (Private) Ltd          Pakistan
--------------------------------------------------------------------------------
Pilmico-Mauri Food Corporation                     Philippines
--------------------------------------------------------------------------------
Kombinat Pischevikh Produktov                      Russia
--------------------------------------------------------------------------------
Mauri Products Ltd                                 UK
--------------------------------------------------------------------------------